UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Sharecare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022 PROXY STATEMENT

AND

NOTICE OF 2022 ANNUAL

MEETING OF STOCKHOLDERS

Friday, June 10, 2022

10:00 a.m., Eastern Time

255 East Paces Ferry Road NE

Suite 700

Atlanta, GA 30305

April 26, 2022

Dear Fellow Stockholders:

On behalf of the Board of Directors of Sharecare, Inc., it is my pleasure to invite you to Sharecare’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on Friday, June 10, 2022, at 10:00 a.m., Eastern Time.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Please see “Questions and Answers About the Proxy Materials and Annual Meeting” on page 45 of the Proxy Statement.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how the Board operates and provides compensation and other information about the management team and Board.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I strongly encourage you to vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail or the section entitled “How Do I Vote” on page 47 of the Proxy Statement. If you received a paper copy of the Proxy Statement, please use your enclosed proxy card to vote.

Thank you for your ongoing support of Sharecare.

Sincerely,

Jeff Arnold

Chairman & Chief Executive Officer

255 East Paces Ferry Road NE

Suite 700

Atlanta, GA 30305

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time: Friday, June 10, 2022, at 10:00 a.m., Eastern Time

Access: The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be virtual. A live webcast of the Annual Meeting will be available, and you will not be able to attend the Annual Meeting in person. Registration prior to the meeting is required online at www.proxydocs.com/SHCR.

Record Date: April 18, 2022

Business To Be Conducted:

• Elect the three Class I nominees named in the accompanying Proxy Statement as Class I directors for a term expiring at the 2025 Annual Meeting of Stockholders.

• Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

• Consider such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT AND “FOR” EACH OF THE OTHER ABOVE PROPOSALS.

The Annual Meeting will be held in a virtual-only meeting format, conducted solely via live video webcast, with no physical in-person meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. You will not be able to attend the Annual Meeting in person.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials (the “Notice”). If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

Your vote is important. For instructions on voting, please refer to the Notice you received in the mail or the section entitled “How Do I Vote” on page 47 of the Proxy Statement. If you received a paper copy of the Proxy Statement, please use your enclosed proxy card to vote.

Jeff Arnold
Chairman & Chief Executive Officer
April 26, 2022

2022 PROXY STATEMENT

We are providing this Proxy Statement (this “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Sharecare, Inc., a Delaware corporation (referred to as “Sharecare,” the “Company,” “we,” “us” or “our”), of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any reconvened or rescheduled meeting following any adjournment or postponement. The Annual Meeting will be held on Friday, June 10, 2022 at 10:00 a.m., Eastern Time, in a virtual-only meeting format, conducted solely via live video webcast, with no physical in-person meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Important Notice Regarding the Availability of Proxy Materials for Our 2022 Annual Meeting of Stockholders to be Held on June 10, 2022: We are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), and this Proxy Statement (collectively, the “proxy materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the proxy materials. This Proxy Statement and our 2021 Annual Report are available at www.proxydocs.com/SHCR.

The Notice and the proxy materials are first being made available to stockholders on or about April 26, 2022.

ii

2021 HIGHLIGHTS

This summary highlights information regarding our financial and operational performance, compensation program and governance for the fiscal year ended December 31, 2021. The summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

2021 PERFORMANCE HIGHLIGHTS

•

We executed on our growth strategy while continuing to make strategic investments to enhance and integrate new capabilities into the Sharecare digital platform, resulting in revenue of $412.8 million in 2021 compared to $328.8 million in 2020, an increase of $84.0 million, or 26%.

•

We added Sharecare+, our payor agnostic advocacy solution, CareLinx’s tech-enabled home care, and our artificial intelligence engine from doc.ai, which we believe created a significantly more powerful digital-first platform that can provide access to high-quality care, improve the healthcare experience, and help lower healthcare costs.

GOVERNANCE HIGHLIGHTS

We have a highly-experienced Board that brings a range of relevant skills and qualifications to the Company. Key highlights of our Board composition include:

•	Executive leadership and strategic experience

•	Diverse perspectives and backgrounds

•	Healthcare and medical expertise, including related to health equity

•	Regulatory and governance expertise

•	Innovation, technology and digital leadership

•	Consumer engagement experience

•	Financial and accounting knowledge

In addition, our governance “best practices” include the following:

Independent Committees	• All of our committees are composed solely of independent directors.
Empowered Independent Lead Director

•   Our independent directors elect our independent Lead Director.

•   Our Lead Director has meaningful responsibilities including:

–  serving as liaison between independent directors and the Chair;

–  chairing executive sessions of independent directors;

–  consulting with the Chief Executive Officer on matters relating to management effectiveness and Board performance;

–  chairing all meetings of the Board at which the Chair is not present;

–  consultation with Chair and Chief Executive Officer on information sent to the Board; and

–  working with the Compensation and Human Capital Committee to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation.

Board Leadership Evaluation and Succession Planning

•   The Board annually evaluates the Chief Executive Officer’s performance.

•   The Board annually conducts a review and assessment of the succession planning process for the Chief Executive Officer and other executive officers.

Majority Vote Threshold	• Our Charter and Bylaws may be amended by a majority vote of our stockholders.
Limits on Outside Board Service	• Outside directors are limited to service on four other public company boards. • Currently, our Chief Executive Officer does not serve on any other public company boards.
Anti-Hedging/Pledging Policy

•   Our insider trading policy prohibits our officers, directors and employees from hedging their ownership of our securities.

•   Our insider trading policy also prohibits our executive officers and directors from pledging our common stock.

•   None of our executive or directors holds any of our stock subject to pledge.

No “Poison Pill”	• We do not have a “poison pill” plan in place.
Executive Sessions	• The Board and Board committees meet regularly in executive session.

COMPENSATION HIGHLIGHTS

•

Equity granted to our named executive officers (“NEOs”) in 2021 was all in the form of options that will have value only when our common stock exceeds $10.00 per share for time-vesting options or certain thresholds between $15.00 and $40.00 per share for performance-vesting options.

•	NEO base salaries were reduced as part of Sharecare’s transition from a private company to a public company upon consummation of the Business Combination (as defined herein).

CORPORATE RESPONSIBILITY

As we mature as a public company, we are committed to continuing to evolve our environmental, social and governance (“ESG”) practices and disclosures, which we believe naturally align with and are already inherent in our mission to make the health system work better, together, for all, by connecting people, technology and programs to unify the system so everyone can live better, longer.

BUSINESS COMBINATION

On July 1, 2021, Falcon Capital Acquisition Corp., our predecessor company (“FCAC”), consummated a business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021, by and among FCAC, FCAC Merger Sub Inc., a wholly-owned subsidiary of FCAC (“Merger Sub”), Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), and Colin Daniel, solely in his capacity as representative of the Legacy Sharecare stockholders (the “Stockholder Representative”) (the “Merger Agreement”). Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of the Company (as successor to FCAC). In connection with the Business Combination, FCAC changed its name to “Sharecare, Inc.”

PROPOSAL 1: ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board and its committees. Pursuant to our Fourth Amended and Restated Certificate of Incorporation (our “Charter”) and our Amended and Restated Bylaws (our “Bylaws”), our Board consists of three classes of directors, with the number of directors serving in each class equaling, as nearly as possible, one-third of the total number of directors serving on the Board. As a newly public company, we believe a classified Board is in the best interest of Sharecare and our stockholders as we believe it promotes Board continuity and stability and encourages directors to focus on the long-term success of the Company. The directors within each class serve on the Board for staggered three-year terms.

Currently, our Board consists of nine directors, with three directors in each of the three classes. The three director classes are as follows:

• Class I, consisting of Dr. Sandro Galea, Dr. Veronica Mallett and Jeffrey Sagansky, whose terms expire at the Annual Meeting and, therefore, are standing for re-election to the Board;
• Class II, consisting of Jeff Allred, Ken Goulet and Alan Mnuchin, whose terms will expire at the annual meeting of stockholders to be held in 2023; and
• Class III, consisting of Jeff Arnold, John Chadwick and Rajeev Ronanki, whose terms will expire at the annual meeting of stockholders to be held in 2024.

Directors hold office until their successor is duly elected and qualified or until their earlier resignation, removal or death. Our directors may only be removed for cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, at a meeting called for that purpose.

Board Nominees for Election at the Annual Meeting

The terms of Dr. Galea, Dr. Mallett and Mr. Sagansky, each a Class I director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Dr. Galea, Dr. Mallett and Mr. Sagansky have been nominated for re-election at the Annual Meeting. If elected, Dr. Galea, Dr. Mallett and Mr. Sagansky will hold office for a three-year term until the annual meeting of stockholders to be held in 2025. Each director nominee has indicated their willingness to serve as a director if elected.

The persons named on the accompanying proxy card, or their substitutes, will vote for the election of the three nominees listed hereafter, except to the extent authority to vote for one or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. If any of the nominees becomes unable or unwilling to serve, the persons named as proxies on the accompanying proxy card, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

Vote Required

The proxies being solicited will be voted for no more than three nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast at the Annual Meeting, which means the nominees receiving the highest number of “FOR” votes will be elected.

RECOMMENDATION OF THE BOARD
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1.

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

Director Nominees for Terms Expiring at the Annual Meeting

DR. SANDRO GALEA
Director Since 2021 Age: 50 Class I Independent Compensation and Human Capital Committee Nominating and Corporate Governance Committee

Dr. Sandro Galea is a physician, epidemiologist and author and has served as the Robert A. Knox Professor, since January 2016, and Dean, since January 2015, at the Boston University School of Public Health. Dr. Galea previously held academic and leadership positions at Columbia University, the University of Michigan and the New York Academy of Medicine, including as the Gelman Professor and Chair of the Department of Epidemiology at the Columbia University Mailman School of Public Health. Dr. Galea has published over 900 scientific journal articles, 50 chapters and 18 books and his research has been cited over 70,000 times and featured extensively in current periodicals and newspapers. Dr. Galea has also been published widely in the lay press, including in The Wall Street Journal, Harvard Business Review, The Boston Globe and The New York Times, and he is a regular contributor to Fortune. Dr. Galea is an elected member of the National Academy of Medicine and currently chairs the Rockefeller-Boston University Determinants, Data, Decision Making (3-D) global high-level commission. He has served as board Chair of the Association of Schools and Programs of Public Health, president of the Society for Epidemiologic Research and the Interdisciplinary Society for Population Health Science. Dr. Galea was named one of TIME magazine’s epidemiology innovators in 2006 and has been listed by Thomson Reuters/Clarivate as one of the “World’s Most Influential Scientific Minds” for the social sciences since 2015.

Dr. Galea has received several lifetime achievement awards for his research, including the Rema Lapouse Award from the American Public Health Association and the Robert S. Laufer Award from the International Society for Traumatic Stress. Dr. Galea serves frequently on advisory groups to national and global organizations. He formerly served as chair of the New York City Department of Health and Mental Hygiene’s Community Services Board and as a member of its Health Board. He served on the Advisory Council of the National Institute on Minority Health and Health Disparities, and on the Board of Scientific Counselors, Office of Public Health Preparedness and Response. More recently, he has served on several national and state COVID-19 committees, including co-chairing the Massachusetts Public Health Association Emergency Task Force on Coronavirus and Equity. Dr. Galea holds a medical degree from the University of Toronto, graduate degrees from Harvard University and Columbia University, and an honorary doctorate from the University of Glasgow.

Director Qualifications

We believe Dr. Galea is qualified to serve on our Board due to, among other things, his extensive expertise in the medical field and significant contributions to the fields of medicine and social sciences.

DR. VERONICA MALLETT
Director Since 2021 Age: 64 Class I Independent Audit Committee

Dr. Mallett is the President and Chief Executive Officer of Meharry Medical College Ventures, a wholly-owned subsidiary of Meharry Medical College (“MMC”). She has held this position since April 2021. In addition, Dr. Mallett also serves as the Executive Director for the Center for Women’s Health Research. For the prior three years, she served as the Senior Vice President of Health Affairs and Dean at Meharry Medical College School of Medicine, a position she has held since March 2020. As a leader, clinician, educator, and researcher, Dr. Mallett has authored over 100 articles, book chapters and abstracts combined. Dr. Mallett has served on the Faculty of Northwestern University, Wayne State University (“WSU”), University of Tennessee Health Science Center, Texas Tech Health Science Center El Paso (“Texas Tech”), holding leadership positions in each of these schools. She has over twenty years of leadership experience, as Fellowship Director and Residency Program Director at WSU, Director of Healthcare Excellence and Department Chair both at the University of Tennessee Memphis and Texas Tech where she served as founding Chair of the department of Obstetrics and Gynecology and Practice Plan Director from February 2011 to February 2017. She served as SVP and Dean of MMC School of Medicine for three years from March 2017 to March 2020, where she ran all clinical operations for the college.

Dr. Mallett attended Barnard College, Columbia University followed by medical school at Michigan State University, College of Human Medicine. Following medical school, she completed a residency in Obstetrics and Gynecology and a Fellowship in Urological Gynecology, now a board-certified subspecialty of Ob/Gyn, called Female Pelvic Medicine and Reconstructive Pelvic Surgery, at WSU in Detroit. She completed a Research and Surgical Fellowship in Electrophysiology of the Pelvic Floor/Reconstructive Surgery at St. Mary’s Hospital, Manchester, England. She is board certified in both Obstetrics and Gynecology and Female Pelvic Medicine and Reconstructive Pelvic Surgery. She has a master’s degree in Medical Management from Carnegie Mellon in Pittsburgh.

Director Qualifications

We believe Dr. Mallett is qualified to serve on our Board due to, among other things, her extensive expertise in, and significant contributions to, the field of medicine and health equity.

JEFFREY SAGANSKY
Director Since 2020 (FCAC prior to Business Combination) Age: 70 Class I Independent Nominating and Corporate Governance Committee

Mr. Sagansky has served as a director of WillScot Mobile Mini Holdings Corp. (formerly WillScot Corporation), a business services provider specializing in flexible workspace and portable storage solutions, since 2015 and a director of Screaming Eagle Acquisition Corp., a Nasdaq listed special purpose acquisition company, since January 2022. He was Chairman and Chief Executive Officer of Diamond Platinum Eagle Acquisition Corp., a Nasdaq listed special purpose acquisition company from May 2019 to April 2020, when the company effected a three-way merger with Draft Kings, a U.S.-based digital sports entertainment and gaming company and SB Tech, a global leader in omni-channel sports betting and gaming. Mr. Sagansky served as Chairman and Chief Executive Officer of Platinum Eagle Acquisition Corp. from December 2017 to March 2019, a Nasdaq-listed special purpose acquisition company, which in March 2019 completed a business combination that resulted in the creation of Target Hospitality Corp; he served as Chairman and Chief Executive Officer from August 2015 to November 2017 prior to the business combination. Mr. Sagansky graduated with a B.A. from Harvard College and an MBA from Harvard Business School.

Other Public Company Directorships in Last Five Years

Target Hospitality Corp. (since 2017)

WillScot Mobile Mini Holdings Corp. (formerly WillScot Corporation) (Since 2015)

Screaming Eagle Acquisition Corp. (since 2022)

Diamond Eagle Acquisition Corp.(former)

Platinum Eagle Acquisition Corp.(former)

Scripps Networks Interactive, Inc. (former)

Videocon d2H Limited (former)

Global Eagle Entertainment Inc. (former)

Director Qualifications

We believe Mr. Sagansky is qualified to serve on our Board due to, among other things, his extensive background and experience as an executive in the media and entertainment industries and his substantial mergers and acquisitions experience.

Continuing Directors with Terms Expiring at the 2023 or 2024 Annual Meetings

Class II Directors

JEFF ALLRED

Director Since 2021 Age: 68 Class II Independent Nominating and Corporate Governance Committee (Chair)

Mr. Allred is a partner at the law firm of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), where he until recently served as the firmwide Chair of the Corporate Practice Group. Prior to joining Nelson Mullins in April 2008, he was CEO of Griffeon Group LLC, a strategic advisory firm, from January 2007 to March 2008. Prior to that, Mr. Allred was at Premiere Global Services, Inc. (“Premiere”), a publicly traded global communications technology and services company, from July 1997 to December 2006. At Premiere, he served in various executive roles, including Executive Vice President-Strategic Development and Finance, Chief Investment Officer, and President and Chief Operating Officer, and as a member of the company’s Board of Directors. Mr. Allred serves as a director and member of the investment committee of the Kenan-Flagler Private Equity Funds. He has also served on the board of trustees, advisors and capital committees of numerous educational institutions and non-profit organizations, including as the Chairman of the Board of Visitors of the University of North Carolina at Chapel Hill and the Chairman of the Board of Advisors of the Kenan-Flagler Business School. Mr. Allred received his B.A. with Highest Honors in Political Science, his M.B.A. and his J.D. with Honors, from the University of North Carolina at Chapel Hill.

Director Qualifications

We believe Mr. Allred is qualified to serve on our Board due to, among other things, his extensive experience leading both public and private companies in a variety of leadership roles.

KEN GOULET

Director Since 2021 Age: 62 Class II Independent Audit Committee (Chair) Compensation and Human Capital Committee

Mr. Goulet previously served as Executive Vice President, President Commercial & Specialty Businesses at Anthem, Inc. (“Anthem”), a leading healthcare company, from August 2012 until September 2015 and as

Executive Vice President, President Commercial Business Unit of Anthem from October 2007 until August 2012. Prior to that, he also served as Senior Vice President, President of National Accounts and National Sales & Account Management at Anthem (previously known as WellPoint, Inc.) from September 2006 until October 2007. During his time at Anthem, Mr. Goulet’s responsibilities included Strategy, Marketing, Product, Medical Management, Provider Engagement & Contracting and Service Operations. He successfully led Anthem through the industry’s turbulent transition to the Affordable Care Act, developing and executing the strategy and implementation of Public Exchanges. In addition, he successfully advanced Provider Collaboration strategies across the enterprise; integrated and grew Anthem’s Specialty Companies and organically grew Anthem’s Commercial Business. Before joining Anthem, Mr. Goulet spent 23 years at CIGNA Corporation where he held a number of management, sales and operations positions.

Mr. Goulet also has experience serving on a number of public and private company boards, including as a member of the board of directors of CHP Merger Corp., a Nasdaq listed blank check company, as well as positions on the board of several privately held companies within the healthcare industry, including Behavioral Health Group, Quartet Health and Rialtic. He also sits on the advisory boards of Brave Health, Carecentrix, Centauri and NationsHearing. From December 2015 until August 2018, Mr. Goulet served on the board of directors of Cotiviti, prior to its acquisition by Veritas Capital. From April 2016 until March 2017, Mr. Goulet served on the board of Surgical Care Affiliates, prior to its acquisition by UnitedHealth’s Optum. Mr. Goulet received a Bachelor’s degree in economics from Trinity College in Hartford, Connecticut.

Other Public Company Directorships in Last Five Years

CHP Merger Corp. (since 2019)

Cotiviti (former)

Director Qualifications

We believe Mr. Goulet is qualified to serve on our Board due to, among other things, his extensive experience leading organizations as a senior executive in the digital healthcare space.

ALAN MNUCHIN

Director Since 2020 (FCAC prior to Business Combination) Age: 61 Class II Independent Audit Committee

Mr. Mnuchin served as Chief Executive Officer and Chairman of FCAC (now Sharecare) from June 2020 until the closing of the Business Combination. Mr. Mnuchin founded and has been the chief executive officer of Ariliam Group, a principal investment and strategic consulting firm, since 2019. Mr. Mnuchin has invested in various media and technology companies prior to and since founding Ariliam Group. From May 2020 until December 2020, Mr. Mnuchin served as a member of the board of directors of Flying Eagle Acquisition Corp. Mr. Mnuchin served as a member of the board of directors of Target Hospitality from January 2019 to March 2019. In 2003, Mr. Mnuchin formed the boutique investment bank AGM Partners LLC, through which he has acted as a strategic M&A advisor to leading corporate, entrepreneurial and private equity clients on transactions totaling over $80 billion. Prior to founding AGM Partners, Mr. Mnuchin was the global head of the media group of Lehman

Brothers from 2000 to 2003. Previously, Mr. Mnuchin was head of the media and entertainment group at Bear Stearns from 1996 to 2000. Prior to joining Bear Stearns, Mr. Mnuchin was a senior member of the communications, media and entertainment group at The Goldman Sachs Group, Inc., where he started his career in 1984, with primary responsibility for the group’s media industry efforts. Mr. Mnuchin earned an MBA from the University of Chicago and a B.S. from the Wharton School at the University of Pennsylvania.

Other Public Company Directorships in Last Five Years

Flying Eagle Acquisition Corp. (former)

Target Hospitality Corp. (former)

Director Qualifications

We believe Mr. Mnuchin is qualified to serve on our Board due to, among other things, his extensive knowledge of the media and entertainment fields and considerable experience in merger and acquisition transactions.

Class III Directors

JEFF ARNOLD

Director Since 2021 (Chairman of Sharecare prior to the Business Combination since 2010) Age: 52 Class III Chairman of the Board

Mr. Arnold founded and has been the Chairman and Chief Executive Officer of Sharecare since it was founded in 2010. Prior to founding Sharecare, Mr. Arnold was chairman and Chief Executive Officer of HowStuffWorks.com, until its sale to Discovery Communications in 2007, where he then served as chief digital strategy officer and chief architect of The Curiosity Project, until December 2011. Prior to that, in 1998, he founded and served as CEO of WebMD until 2000. Mr. Arnold has been widely recognized for his innovative contributions to media, healthcare, and technology throughout the years, including: EY naming him Entrepreneur Of The Year in the Southeast twice; being inducted into the American Academy of Achievement; being named a Global Leader of Tomorrow by the World Economic Forum; being presented with the Blumenthal Award by Johns Hopkins University; being inducted into the Honor Society of Nursing, Sigma Theta Tau International, as an honorary member; receiving the Phoenix Award by the State of Georgia; being inducted into the Technology Hall of Fame of Georgia; named a Health Care Hero by the Atlanta Business Chronicle; presented with a Groundbreaker Award by Atlanta Magazine; and honored by the Atlanta chapter of the IndUS Entrepreneurs with a Lifetime Achievement Award. Mr. Arnold is a graduate of the University of Georgia, where he majored in communications studies. He has been on numerous boards for public, private, and charitable organizations over the years and is currently the Chairman of The Five Star Travel Corporation (which does business as Forbes Travel Guide) (“Five Star”) and is on the board of Endeavor Atlanta.

Director Qualifications

We believe Mr. Arnold is qualified to serve on our Board due to, among other things, his role as founder of Sharecare and chief executive officer since its inception.

JOHN CHADWICK

Director Since 2021 Age: 55 Class III Lead Independent Director Compensation and Human Capital Committee (Chair)

Mr. Chadwick founded and has been a partner of Claritas Capital, a private investment firm, since its inception in 2001. Mr. Chadwick has over thirty years of experience in financial services, with over twenty five years of experience in venture capital and private equity. Mr. Chadwick represents Claritas Capital on the boards of directors of numerous privately held companies, including FOH & BOH, Five Star, Genomind, MyWoundDoctor, StudioNow, TwelveStone Health Partners and PeopleOne Health; and serves as an observer to the board of directors of Cogitativo and Renewvia Energy. During his tenure as a partner of Claritas Capital, Mr. Chadwick has overseen numerous investments, including Continuum 700 (sold to T-Mobile), Entrada (sold to NextGen), Empyrean Benefit Solutions (sold to Securian Financial), HCA Healthcare (IPO) and StudioNow (sold to AOL). Prior to founding Claritas Capital, Mr. Chadwick was a partner at Richland Ventures and a Vice President of the Energy Group at Chemical Bank. Mr. Chadwick also serves on the board of directors of W. S. Farish & Company, a private trust company. Mr. Chadwick earned an MBA from the Wharton School at the University of Pennsylvania and a B.A. from the University of Virginia.

Director Qualifications

We believe Mr. Chadwick is qualified to serve on our Board due to, among other things, his extensive experience in healthcare, financings and capital structure and corporate governance.

RAJEEV RONANKI

Director Since 2021 Age: 51 Class III

Mr. Ronanki has served as the Senior Vice President & Chief Digital Officer of Anthem, a leading healthcare company, since June 2018, where he leads the execution of Anthem’s Digital, Artificial Intelligence, Exponential Technology and Innovation portfolios. His experience spans over 20 years of innovation-driven industry and social change across healthcare and technology. Prior to joining Anthem, Mr. Ronanki was a Partner at Deloitte Consulting, LLC (“Deloitte”) from June 2008 to June 2018, where he established and led Deloitte’s Life Sciences and Healthcare Advanced Analytics, Artificial Intelligence and Innovation practices. Additionally, he was instrumental in shaping Deloitte’s blockchain and cryptocurrency solutions and authored pieces on various exponential technology topics. Mr. Ronanki also led Deloitte’s strategic partnerships across a wide range of innovation programs, such as doc. ai, Singularity University, Exponential Conference Series and MIT Media Labs, that seek to evangelize disruptive technologies like artificial intelligence, blockchain and precision medicine. Mr. Ronanki obtained a Bachelor’s Degree in Mechanical Engineering from Osmania University in India and a Master’s Degree in Computer Science from the University of Pennsylvania.

Director Qualifications

We believe Mr. Ronanki is qualified to serve on our Board due to, among other things, his extensive experience leading digital innovation in the healthcare space, including as a senior executive of Anthem.

CORPORATE GOVERNANCE

We believe strong corporate governance promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in our Company. The Board and its committees have adopted policies and processes that foster effective board oversight of critical matters such as strategy, risk management, including cybersecurity, financial and other controls, ESG considerations, compliance and management succession planning. The Board reviews our major governance documents, policies and practices regularly in the context of current corporate governance trends, regulatory changes and recognized best practices, taking into consideration the perspectives of our stockholders. Through our website, investors.sharecare.com/corporate-governance/governance-and-charter, our stockholders have access to key corporate governance documents such as our Corporate Governance Guidelines, Code of Business Conduct and Ethics (“Code of Ethics”), and charters of each committee of the Board.

The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of the Board operations.

BOARD STRUCTURE

The Board currently consists of nine directors. Our Charter provides for a classified board of directors, with members of each class serving staggered three-year terms. At each annual meeting of stockholders, the successors of the directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election. We currently have three directors in each of Classes I, II and III. The terms of the directors in Classes II and III expire at the annual meetings in 2023 and 2024, respectively. Our stockholders are being asked to elect our Class I directors to serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders. As a newly public company, we believe a classified board is in the best interest of Sharecare and our stockholders as we believe it promotes Board continuity and stability and encourages directors to focus on the long-term success of the Company. In addition, we believe that our classified board structure provides protection against opportunistic attempts to control or influence the Company, including those that advance short-term agendas which could deprive our stockholders of long-term value.

The size of the Board is fixed by resolution adopted from time to time by the Board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. A director elected to fill a vacancy or a newly created directorship shall hold office until the annual meeting at which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

DIRECTOR QUALIFICATIONS AND SELECTION OF NOMINEES

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and recommend director nominees to the Board, including candidates to fill any vacancies that may occur on the Board. When evaluating director candidates, the Nominating and Corporate Governance Committee considers, in view of the needs of the Board at the time, factors such as integrity and character, sound, independent judgment, and track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records. Each director candidate (including any candidate for re-election) is carefully evaluated to ensure that other existing and planned future commitments will not materially interfere with his or her responsibilities as a director of our Company. Our director biographies above, as well as the Director Skills Matrix below, highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee and the Board in concluding that each nominee should serve as a director of the Company.

The Company strives to maintain a Board that reflects a diversity of experience and personal backgrounds. The Board believes that a variety of viewpoints contribute to a more effective decision-making process. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers diversity in identifying director nominees, including personal characteristics such as gender, nationality, ethnicity and age. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition. Set forth below is a Director Skills Matrix that will be updated annually by the Board as well as the Board Diversity Matrix illustrating the diversity of our current Board.

The Nominating and Corporate Governance Committee may use a variety of sources to identify candidates, including recommendations from stockholders, current directors, current executives, external consultants and others. Evaluations of prospective candidates would include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews (including, as appropriate with members of the Board, the Chief Executive Officer and other members of management), and discussions of the committee and the full Board.

The Nominating and Corporate Governance Committee considers stockholder-proposed director candidates on the same basis as recommendations from other sources. Stockholders who want to recommend a director candidate to the Nominating and Corporate Governance Committee may do so by submitting the name of the prospective candidate in writing to the following address: 255 East Paces Ferry Road NE, Suite 700 Atlanta, Georgia 30305, c/o Secretary, or shareholder@sharecare.com. Submissions should describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable director nominee. Our Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board. These requirements are described under “General Information—Stockholder Proposals and Nominations for Director at the 2023 Annual Meeting” on page 44.

DIRECTOR SKILLS MATRIX

	Jeff Arnold (Chairman)	John Chadwick (Lead Director)	Jeff Allred	Dr. Sandro Galea	Ken Goulet	Dr. Veronica Mallett	Alan Mnuchin	Rajeev Ronanki	Jeffrey Sagansky

Audit & Financial Reporting	✓	✓	✓		✓	✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓		✓		✓

Executive Leadership, Strategic Planning and Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance, Investment Industry and M&A	✓	✓	✓		✓	✓	✓		✓

Healthcare and Medicine	✓	✓	✓	✓	✓	✓		✓

Human Capital Management	✓	✓		✓	✓	✓	✓	✓	✓

Other Public Company Board Experience	✓		✓		✓		✓		✓

Regulatory, Government & Compliance	✓	✓	✓	✓	✓	✓		✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology, Digital, Innovation and Cybersecurity	✓	✓	✓	✓	✓		✓	✓

BOARD DIVERSITY MATRIX (AS OF APRIL 26, 2022)

Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	1	8	—	—

Part II: Demographic Background

African American or Black	1	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	—	5	—	—

Two or More Races or Ethnicities	—	1	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	2

DIRECTOR INDEPENDENCE

The rules of The Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of our Board be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Our Board has determined that Dr. Mallett and Dr. Galea and Messrs. Allred, Chadwick, Goulet, Mnuchin and Sagansky are “independent directors” as defined in the rules of Nasdaq and applicable U.S. Securities and Exchange Commission (“SEC”) rules. In determining the independence of directors, our Board evaluated certain transactions and historical relationships between Sharecare and the directors (or entities with which they are affiliated), including certain lending arrangements, consulting arrangements and arm’s length transactions between Sharecare and entities affiliated with certain of our directors. Two of our directors, Mr. Arnold and Mr. Ronanki are not “independent directors” as defined in the rules of Nasdaq and applicable SEC rules. Mr. Arnold serves as our Chief Executive Officer and Chairman of the Board and is not independent due to his role as Chief Executive Officer of the Company. The Board has also determined that Mr. Ronanki has a material relationship with the Company and should not be considered independent due to his employment by one of the Company’s key strategic partners. There are no family relationships among any of our directors or executive officers and none of our directors is party to any legal proceedings required to be disclosed under Item 103 of Regulation S-K.

BOARD LEADERSHIP STRUCTURE

In accordance with our Corporate Governance Guidelines, our Board does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our Board, in consultation with our Nominating and Corporate Governance Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. As a founder of our Company and the officer ultimately responsible for the day-to-day operations of the Company and for execution of its strategy, the Board believes Mr. Arnold is the director best qualified to act as Chairman and to lead Board discussions regarding the performance of the Company. The structure also reinforces accountability for the Company’s performance at the highest levels.

Our Corporate Governance Guidelines also provide that, when the position of Chair is not held by an independent director, a lead independent director (“Lead Director”) will be appointed by the independent members of the Board. John Chadwick serves as our Lead Director. As Lead Director, Mr. Chadwick, among other things, serves as the liaison between the Chair and the independent directors, presides at executive sessions of the independent directors and all other meetings of the Board at which the Chair is not present and consults with the Chair of the Board on, and approves, the schedules, agendas and information provided to the Board. The Lead Director also works in conjunction with the Compensation and Human Capital Committee to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, determine and approve the Chief Executive Officer’s compensation (including base salary, bonus, long term incentives, and other applicable prerequisites) based upon such evaluation, and communicate with the Chief Executive Officer regarding the foregoing. Mr. Chadwick is available for consultation and direct communication with stockholders upon request. The independent members of the Board selected Mr. Chadwick for this role because of, among other attributes, his extensive board room experience, leadership qualities and ability to facilitate meaningful discussion by encouraging participation, soliciting feedback, ensuring all viewpoints are heard and considered and building consensus among the group.

The Board believes that Mr. Arnold, as Chairman and Chief Executive Officer, together with an empowered and independent Lead Director, provide the appropriate leadership and Board oversight of our Company and facilitate effective functioning of both the Board and the management team.

MEETINGS OF THE BOARD AND ATTENDANCE AT THE ANNUAL MEETING

Our current Board was appointed, and committees were established following the Business Combination in July 2021. Following the Business Combination, our Board held four official meetings in 2021. Each member of the Board participated, in person or by telephone, in at least 75% of the aggregate of Board and committee meetings on which he or she served (during the period that such director served). Our directors are encouraged to attend all annual and special meetings of our stockholders.

EXECUTIVE SESSIONS

Executive sessions, which are meetings of the independent members of the Board, are held periodically. The committees of the Board, as described more fully below, also meet in executive sessions as deemed appropriate.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition and operation, director compensation and executive succession planning and retention. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Ethics that applies to all of our directors, officers and employees. We also have a Code of Ethics for Chief Executive Officer and Financial Officers (the “Financial Code of Ethics”) that apples to our Chief Executive Officer and financial officers, including the Chief Financial Officer, Chief Accounting Officer and other employees performing similar functions. The Code of Ethics and Financial Code of Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Code of Ethics also contains a 24-hour Compliance Hotline to anonymously report compliance or ethics concerns. These submissions, if any, are reviewed at least quarterly by the Audit Committee. A copy of the Code of Ethics (which includes the Financial Code of Ethics) is available at our investors.sharecare.com/corporate-governance/governance-and-charter. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website rather than by filing a Current Report on Form 8-K.

BOARD COMMITTEES

The Board maintains an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee. All members of the Audit Committee, Compensation and Human Committee and Nominating and Corporate Governance Committee are independent.

The following table shows the current members of each committee, as well as the number of official meetings held during 2021 following the Business Combination. At this time, the Board does not expect any changes to the composition of the committees for the year ended December 31, 2022.

Director	Audit	Compensation and Human Capital	Nominating and Corporate Governance

John Chadwick		✓*

Jeff Allred			✓*

Dr. Sandro Galea		✓	✓

Ken Goulet	✓*	✓

Dr. Veronica Mallett	✓

Alan Mnuchin	✓

Jeffrey Sagansky			✓

Number of Meetings	3	7	3

✓= Current Committee Member; * = Chair

Audit Committee

Our Audit Committee is responsible, among its other duties and responsibilities, for assisting the Board in overseeing our accounting and financial reporting processes, the audits of our financial statements, the preparation and integrity of our financial statements, the performance of our internal finance and accounting personnel and our independent registered public accounting firms and the qualifications and independence of our independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter.

The members of our Audit Committee are Dr. Mallett and Messrs. Goulet (Chair) and Mnuchin. The Board has determined each member of the Audit Committee is “independent” as defined under Nasdaq and Securities Exchange Act of 1934, as amended (“Exchange Act”), rules and regulations. Each member of the Audit Committee has also been determined to be “financially literate” under the Nasdaq rules, and each of Messrs. Goulet and Mnuchin has been designated as an “audit committee financial expert.”

Our Corporate Governance Guidelines state that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than two other public companies, unless the Board determines in its business judgment that such simultaneous service will not impair the director’s ability to serve on our Audit Committee and that such simultaneous service is otherwise in the best interests of the stockholders. At present, Dr. Mallett and Messrs. Goulet and Mnuchin do not sit on more than two other audit committees of public companies.

Compensation and Human Capital Committee

The Compensation and Human Capital Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and executive compensation agreements with, the executive officers and directors of our Company (including our Chief Executive Officer), establishing our general compensation and human capital management policies and reviewing and making recommendations concerning long-term incentive compensation plan. The Compensation and Human Capital Committee periodically reviews management development and corporate succession plans. The Compensation and Human Capital Committee also oversees our human capital management, including our policies with respect to performance management, talent management, diversity, equity and inclusion, work culture and the development and retention of our workforce. The charter of the Compensation and Human Capital Committee is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter.

The members of the Compensation and Human Capital Committee are Messrs. Chadwick (Chair) and Goulet and Dr. Galea. The Board has determined that each member of the Compensation and Human Capital Committee is an independent director, and that Messrs. Goulet and Galea are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation and Human Capital Committee has the authority to retain compensation consultants, outside counsel and other advisers. Following the Business Combination, the Compensation and Human Capital Committee engaged Frederic W. Cook & Co. (“FW Cook”) to advise it on executive compensation program design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its executive officers, including the NEOs, and non-employee directors. The Compensation and Human Capital Committee performed an assessment of FW Cook’s independence to determine whether the consultant is independent, taking into account FW Cook’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation and Human Capital Committee determined that FW Cook’s work has not raised any conflict of interest and FW Cook is independent.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for developing and recommending to our Board criteria for appointment as a director, reviewing the composition of the Board and its committees and identifying, considering, recruiting and recommending candidates to the Board for election to the Board (including review of candidates recommended by stockholders). The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines and policies that are applicable to us, and overseeing Board and committee evaluations. The charter of the Nominating and Corporate Governance Committee is available on our website at investors.sharecare.com/corporate-governance/governance-and-charter. The members of the Nominating and Corporate Governance Committee are Messrs. Allred (Chair) and Sagansky and Dr. Galea. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director.

Compensation Committee Interlocks and Insider Participation

The Compensation and Human Capital Committee consists of Messrs. Chadwick and Goulet and Dr. Galea. None of the members of the committee have at any time been an officer or employee of Sharecare. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers on our Compensation and Human Capital Committee or our Board. No member of the Compensation and Human Capital Committee has any relationships requiring disclosure under Item 404 of Regulation S-K, other than Mr. Chadwick. See “Certain Relationships and Related Party Transactions” on page 39.

COMMUNICATIONS WITH THE BOARD

Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing or emailing the Board or to the particular member or members of the Board, at Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305 c/o Secretary, or board@sharecare.com. Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of common stock or Series A Preferred Stock (as defined herein) are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of common stock or Series A Preferred Stock that are owned of record by the record holder and beneficially by the beneficial owner.

The Board has designated our Secretary as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The Secretary may communicate with the sender for any clarification. In addition, the Secretary will promptly forward to the chair of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to Sharecare. As an initial matter, the Secretary will determine whether the communication is a proper communication for the Board. The Secretary will not forward to the Board or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate materials.

RISK OVERSIGHT

The Board as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for evaluating the integrity of the Company’s accounting and financial reporting systems, including the audit of the Company’s annual financial statements by the independent auditors, and that appropriate systems of control are in place. The Audit Committee reports to the Board on a regular basis and the Board, upon the recommendation of the Audit Committee, takes the actions that are necessary to ensure the integrity of the Company’s accounting and financial reporting systems and that appropriate controls are in place. The Compensation and Human Capital Committee evaluates risks arising from our compensation policies and practices. The Audit Committee and the Compensation and Human Capital Committee provide reports to the full Board regarding these and other matters.

CYBERSECURITY RISKS

The Audit Committee has primary responsibility for the oversight of cybersecurity, privacy and controls pursuant to its charter. As part of this, the Audit Committee will receive reports related to such matters, including the results of any periodic exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our internal preparedness.

STOCK OWNERSHIP GUIDELINES

The Board believes that ownership of the Company’s stock by the senior executives and directors strengthens their commitment to the future of the Company and further aligns their interests with those of the stockholders of the Company. Accordingly, the Board expects that, to the extent practicable, the Chief Executive Officer, the other senior executive officers and the Company’s directors shall own Company stock or other equity-based instruments. However, the Board believes that the number of shares of the Company’s stock owned by each director and executive officer is a personal decision and has not established minimum ownership guidelines.

HEDGING, PLEDGING, AND INSIDER TRADING POLICY

Our insider trading policy prohibits our officers, directors and employees from hedging their ownership of our securities, including the prohibition from engaging in short sales of our common stock and from purchasing or selling any derivative securities, or entering into any derivatives contracts relating to our securities. Our insider trading policy also prohibits our officers, directors and employees from purchasing or selling Sharecare securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan).

Our insider trading policy prohibits our executive officers and directors from pledging our common stock. None of our executive officers or directors holds any of our stock subject to pledge.

CLAWBACK POLICY

We have a recoupment or “clawback” policy in order to further align the interests of our executive officers (and certain other key employees) with the interests of our stockholders and strengthen the link between total compensation and the Company’s performance. Under this policy, we may seek to recover or “clawback” incentive-based compensation from any current or former executive officer (or, in some cases, certain other employees) (collectively, the “Covered Employees”) who received incentive-based compensation during the three-year period preceding the date on which we announce that we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws. If the SEC adopts final rules regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review our policies and plans, and, if necessary, amend them to comply with the new mandates.

Under the policy, the amount to be recovered from the Covered Employee will be based on the excess, if any, of the incentive-based compensation paid to the Covered Employee based on the erroneous data over the incentive-based compensation that would have been paid to the Covered Employee if the financial accounting statements had been as presented in the restatement. Incentive-based compensation is defined broadly to include bonuses, awards or grants of cash or equity under any of the Company’s short or long-term incentive compensation or bonus plans, including but not limited to the Sharecare Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”), in each instance where the bonuses, awards or grants are based in whole or in part on the achievement of financial results. The policy gives the Compensation and Human Capital Committee discretion to interpret and apply the policy.

BOARD AND COMMITTEE EVALUATIONS

The charters of each of the Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee require an annual performance evaluation. As a result of these evaluations, the Board will update and revise its processes and practices, providing feedback to the Board’s committees and members as needed to ensure the Board operates in the most efficient and effective manner possible.

CONFLICTS OF INTEREST

The Code of Ethics governs our conflicts of interest policy. The Code of Ethics requires officers, directors and employees to avoid conflicts of interest, defined as situations where private interests influence or appear to influence the interests of the Company or when, because of the role of an officer, director or employee within the Company, such officer, director or employee, or their friends or family benefit.

RELATED PARTY TRANSACTIONS

See “Certain Relationships and Related Party Transactions” on page 39 for a discussion of our policies and procedures for related person transactions.

DIRECTOR CHANGE IN CIRCUMSTANCES

The Board does not believe that directors who retire or change the position they held when they became a member of the Board should necessarily leave the Board. Promptly following such event, the director must notify the Nominating and Corporate Governance Committee, which shall review the continued appropriateness of the affected director remaining on the Board under the circumstances. The affected director is expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation following such review.

SUCCESSION PLANNING AND MANAGEMENT DEVELOPMENT

The Board receives updates and recommendations from the Compensation and Human Capital Committee regarding retention and succession planning for our Chief Executive Officer and other key members of the Company’s senior management team. The plan of succession includes an assessment of the experience, performance, skills and planned career paths for possible successors for the Chief Executive Officer position and other key executive roles. The Compensation and Human Capital Committee leads the annual review of the Chief Executive Officer’s performance, in which all Board members provide input, and oversees the Chief Executive Officer’s performance review of senior executives for purposes of compensation decisions, succession planning and leadership development. The Chief Executive Officer shall also provide the Board with an assessment of potential successors to key executive positions within the Company. We believe continuity of leadership is critical to our ongoing success and that at our process is effective in preparing us for sustained, long-term effective leadership.

OVERBOARDING

Our Corporate Governance Guidelines provide that directors who also serve as Chief Executive Officer or in equivalent positions at the Company or other companies should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Board, unless the Board determines in its business judgment that such simultaneous service will not impair the director’s ability to serve on the Company’s Board and that such simultaneous service is otherwise in the best interests of the stockholders. Members of the Audit Committee shall not serve on the audit committees of more than two other public company audit committees, unless the Board determines in its business judgment that such simultaneous service will not impair the director’s ability to serve on the Company’s Audit Committee and that such simultaneous service is otherwise in the best interests of the stockholders.

It is expected that before accepting another board position a director will consider whether that service will compromise his or her ability to perform his or her present responsibilities for the Company and provide advance notice to the Board of acceptance of an invitation to serve on the board of any other public company. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out his or her responsibilities as a director of the Company, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

EXECUTIVE OFFICERS

The following table sets forth information about our executive officers as of April 26, 2022.

Name	Age	Present Positions

Jeff Arnold	52	Founder, Chief Executive Officer

Justin Ferrero	48	President, Chief Financial Officer

Dawn Whaley	53	President, Chief Marketing Officer

Jaffry Mohammed	46	Chief Operating Officer, EVP & Head, Enterprise and Provider

Colin Daniel	51	Chief Administrative Officer

Carrie Ratliff	40	Chief Legal Officer

Jeff Arnold serves as Chief Executive Officer and Chairman of the Board. His business experience is discussed above in “Proposal 1—Election of Directors—Continuing Directors with Terms Expiring at the 2023 or 2024 Annual Meetings.”

Justin Ferrero has served as President and Chief Financial Officer of Sharecare since it was founded in 2010. Responsible for technology, finance, corporate development, and strategic partnerships since Sharecare’s inception, Mr. Ferrero has played a key leadership role in helping to drive Sharecare’s long-term growth strategy. Before joining Sharecare, Mr. Ferrero was executive vice president and chief financial officer for HowStuffWorks until 2011. Before HowStuffWorks, Mr. Ferrero was a partner and founding member of The Convex Group, a media and technology holding company that owned HowStuffWorks until its sale to Discovery. Prior to The Convex Group, Mr. Ferrero was an associate with the Conseco Private Capital Group, where he gained extensive experience in corporate finance, mergers and acquisitions, and corporate organization and governance. Mr. Ferrero holds a bachelor’s degree in economics from the University of North Carolina at Chapel Hill. Mr. Ferrero currently serves on the board of directors for Five Star. He was named for the past three years to Atlanta Magazine’s Atlanta 500, a list of the city’s most influential leaders.

Dawn Whaley has served as President and Chief Marketing Officer of Sharecare since it was founded in 2010. Ms. Whaley is involved in the development of overall corporate strategy and scaling operational execution, and is directly responsible for marketing, strategic partnerships, and business development. Previously, Ms. Whaley was the executive vice president of marketing and strategic relationships for HowStuffWorks, where she helped manage operations, marketing, and corporate development. Ms. Whaley was also a founding member of The Convex Group, the media and technology holding company that acquired HowStuffWorks in 2002, until its sale to Discovery. Prior to her role with The Convex Group, Ms. Whaley served as executive vice president for Alexander Ogilvy Public Relations, a leading, high-tech communications firm, and helped to orchestrate its acquisition by WPP in 1998. Ms. Whaley holds a bachelor’s degree in telecommunications and business management from the University of Georgia. Ms. Whaley currently holds positions on the boards of directors for Five Star and the American Heart Association’s Metro Atlanta Division, for which she served on the executive committee for multiple years, and as Co-Chair in 2021, of the Go Red for Women annual fundraiser. Additionally, she was named to the Atlanta 500 for the past three years, bestowed with Atlanta Magazine’s Groundbreaker Award and selected as a Diversity in Technology Game Changer by the Technology Association of Georgia.

Jaffry Mohammed has served as Chief Operating Officer of Sharecare since January 2022. Mr. Mohammed joined Sharecare in July 2021 as EVP and head of Enterprise and Provider. With over 20 years of experience, Mr. Mohammed brings a comprehensive understanding of the U.S. healthcare ecosystem and a strong track record of value creation at the intersection of healthcare and technology. Prior to joining Sharecare, Mr. Mohammed was senior vice president and head of healthcare at UST, a global provider of digital transformation solutions and services, from 2016 until joining Sharecare in 2021. Prior to UST, Mr. Mohammed spent over a decade as a software engineer at organizations such as Anthem, where he played different leadership roles in operational system consolidation and modernization, including staff vice president of software strategy. Mr. Mohammed received bachelor’s degrees in mechanical engineering and computer science from Mumbai University and holds an MBA from the Yale School of Management.

Colin Daniel has served as Chief Administrative Officer of Sharecare since January 2022, in which capacity Mr. Daniel oversees the Company’s HR and Accounting operations. Prior to his appointment as Chief Administrative Officer, Mr. Daniel served as the EVP of Finance and Human Resources of Sharecare since it was founded in 2010. In that role, Mr. Daniel oversaw various accounting, financial and operational roles across Sharecare. Prior to joining Sharecare, Mr. Daniel was the chief financial officer of HowStuffWorks.com from March 2002 until its sale to Discovery Communications in 2007. Mr. Daniel has over 25 years of experience in similar roles with digital media companies. Additionally, Mr. Daniel also serves as the Treasurer and Secretary of the Sharecare Foundation, a position he has held since May 2017. Mr. Daniel holds a CPA license and received his bachelor’s degree in Finance from the University of Georgia.

Carrie Ratliff has served as Chief Legal Officer of Sharecare since January 2022. Prior to joining Sharecare, Ms. Ratliff served as Senior Vice President and Corporate Secretary for Change Healthcare from 2018 to January 2022. Ms. Ratliff was previously with the law firm King & Spalding LLP, and was a partner at the firm until 2018. She holds a bachelor’s degree from the University of Miami and a law degree from the University of Virginia School of Law.

PROPOSAL 2: RATIFICATION OF SELECTION OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder ratification of the appointment of EY is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of EY. EY served as our independent registered public accounting firm for the year ended December 31, 2021 and has served as the independent registered public accounting firm for Legacy Sharecare (our accounting predecessor) since 2010. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Even if the selection of EY is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

Change in Auditor

As previously disclosed in the Form 8-K filed with the SEC on July 8, 2021 (the “Form 8-K”), on July 1, 2021, the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm, effective immediately. On the same date, the Audit Committee dismissed Withum Smith+Brown (“WSB”) as the Company’s independent registered public accounting firm.

In connection with the Business Combination, Sharecare’s legal predecessor, FCAC, had engaged WSB to audit its financial statements, including those part of FCAC’s Registration Statement on Form S-4 filed with the SEC. The reports of WSB on FCAC’s, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholder’s equity and cash flows for the period from June 5, 2020 (date of FCAC’s inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from June 5, 2020 (date of inception) through December 31, 2020, there were no disagreements between FCAC and WSB on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSB, would have caused it to make reference to the subject matter of the disagreements in its reports on FCAC’s financial statements for such period.

During the period from June 5, 2020 (date of FCAC’s inception) through December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from June 5, 2020 to the date the Board approved the engagement of EY as Sharecare’s independent registered public accounting firm, FCAC did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on FCAC’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

Sharecare has provided WSB with a copy of the foregoing disclosures and requested that WSB furnish Sharecare with a letter addressed to the SEC stating whether it agrees with the statements made by Sharecare set forth above. A copy of WSB’s letter, dated July 8, 2021, is filed as Exhibit 16.1 to the Form 8-K.

Required Vote

Ratification of the appointment of EY as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE MATTERS

Fees Paid to EY

The following table presents, for the fiscal years ended December 31, 2021 and 2020, fees billed to the Company by EY for the audit of our annual financial statements, audit-related services, tax fees and all other services.

	2021	2020
	(in thousands)

Audit fees(1)	$5,321	$1,491

Audit-related fees	—	—

Tax Fees(2)	86	74

All other fees(3)	3	—

Total Fees	$5,410	$1,565

(1)

“Audit fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. The aggregate fees billed by EY in 2021 include audit services related to the Business Combination.

(2)	“Tax fees” consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(3)	“All other fees” consist of fees billed for all other services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee is also directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by EY, and considers and is required to pre-approve the engagement of EY for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

REPORT OF THE AUDIT COMMITTEE

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, maintaining a system of internal control and having appropriate accounting and financial reporting principles and policies. The Company’s independent registered public accounting firm, EY, is responsible for planning and carrying out an audit of the Company’s consolidated financial statements in accordance with the rules of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee monitors and oversees these processes.

As part of the oversight process, the Audit Committee met throughout the year with EY, senior management of the Company and the Company’s internal auditor, both together and separately in closed sessions. In the course of fulfilling its oversight responsibilities, the Audit Committee did, among other things, the following in the fiscal year ended December 31, 2021:

•	reviewed and discussed with management and EY the Company’s consolidated financial statements for the fiscal year ended December 31, 2021;

•	discussed with EY the matters required by applicable requirements of the PCAOB and the SEC;

•

received the written disclosures and letter from EY required by the applicable requirements of the PCAOB regarding EY’s communication with the Audit Committee concerning independence and discussed with EY its independence; and

•	based on the foregoing review and discussions with management and EY, recommended to the Board that the audited consolidated financial statements be included in the Company’s 2021 Annual Report.

This report has been submitted by the current members of the Audit Committee:

Audit Committee

Ken Goulet (Chair)

Dr. Veronica Mallett

Alan G. Mnuchin

EXECUTIVE COMPENSATION

Introduction

This section provides an overview of Sharecare’s executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the Summary Compensation Table below.

For the year ended December 31, 2021, Sharecare’s NEOs were:

•	Jeff Arnold, Founder, Chairman and Chief Executive Officer;

•	Justin Ferrero, President and Chief Financial Officer; and

•	Dawn Whaley, President and Chief Marketing Officer.

The objectives of Sharecare’s executive compensation program are to provide a total compensation package to each NEO that will enable Sharecare to attract, retain, incentivize and reward deeply talented and qualified executives, align the interests of Sharecare’s executive team with those of its stockholders, encourage individual and collective contributions to the successful execution of Sharecare’s short- and long-term business strategies and reward NEOs for performance.

The Compensation and Human Capital Committee sets our executive compensation philosophy and oversees our compensation program. The Compensation and Human Capital Committee oversees and determines the compensation of the executive officers. The Compensation and Human Capital Committee has the authority to establish the compensation mix it believes is appropriate for each NEO, as well as any performance measures, goals, targets and business objectives that may be applicable with respect to any component of such compensation mix. The compensation committee determines the benefits and severance arrangements, if any, that we make available to executive officers.

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation of the NEOs for the years ended December 31, 2021 and December 31, 2020. Certain other information is provided in the narrative sections following the Summary Compensation Table.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Option awards ($)(3)	Non-equity Incentive Plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Jeff Arnold	2021	770,000	5,000,000	41,836,334	819,962	532,102	48,958,398

Founder, Chairman and Chief Executive Officer	2020	750,000	—	15,855,852	300,000	1,357,701	18,263,553

Justin Ferrero	2021	545,000	2,500,000	21,566,022	513,024	11,412	25,135,458

President and Chief Financial Officer	2020	550,000	—	4,816,996	175,000	7,784	5,549,780

Dawn Whaley	2021	545,000	2,500,000	21,566,022	513,024	31,788	25,155,834

President and Chief Marketing Officer	2020	550,000	—	4,816,996	175,000	25,576	5,567,572

(1)

The amounts for 2020 in this column include salary in the amount of $70,000, $260,135 and $183,067 for Messrs. Arnold and Ferrero and Ms. Whaley, respectively, that was earned by each executive in 2020 but paid in 2021, as a result of the COVID-19 pandemic.

(2)	The amounts in this column represent transaction bonuses paid to each NEO in connection with consummation of the Business Combination as contemplated by the Merger Agreement

(3)

The amounts in this column represent the aggregate grant-date fair value of options granted to each NEO, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included in the 2021 Annual Report for a discussion of the assumptions made by Sharecare in determining the grant-date fair value of Sharecare’s equity awards. The amounts for 2021 also include the following incremental expense related to a modification of historic options that were granted before the Business Combination to add additional vesting triggers: $21,924,756 in the case of Mr. Arnold, $11,610,233 in the case of Mr. Ferrero and $11,610,233 in the case of Ms. Whaley. Further details are provided below under “Treatment of Options in the Business Combination and Option Modifications.” The amounts for 2020 also include options with an aggregate fair market value of $9,998,957 in the case of Mr. Arnold, $1,698,652 in the case of Mr. Ferrero and $1,698,652 in the case of Ms. Whaley, that in each case were granted by the compensation committee of Legacy Sharecare’s board of directors upon expiration of certain existing options.

(4)

The amounts in this column represent annual cash bonus incentive payments to Sharecare’s NEOs in accordance with the terms of their respective Employment Agreements (as defined herein). For 2020, the compensation committee of Legacy Sharecare’s board of directors adjusted bonus milestones for each NEO at the end of the year to account for the proforma effect of certain events, in accordance with the terms of each NEO’s individual employment agreement that were in effect prior to the consummation of the Business Combination. These amounts are paid to the NEOs in the subsequent fiscal year.

(5)	Amounts in this column for 2021 are detailed in the table below:

Name	401(k) Match/pension ($)	Life insurance ($)	Disability insurance ($)	Medical ($)	Additional Compensation for Historical Expenses ($)(6)	Total all other compensation ($)

Jeff Arnold	—	4,422	1,080	26,600	500,000	532,102

Justin Ferrero	—	2,613	1,080	7,719	—	11,412

Dawn Whaley	1,500	3,310	1,080	25,897	—	31,788

(6)

Mr. Arnold’s employment agreement in effect prior to the Business Combination provided for additional compensation of $500,000 to cover historical business expenses for which Mr. Arnold did not seek reimbursement, incurred in the Company’s early years by him during the performance of his duties and on behalf of and in the promotion of Sharecare’s interest.

2021 Compensation

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table above, includes several items for which the NEOs do not actually receive the amounts during the year, such as equity grants that may not vest for several years (or at all), and others that are driven by accounting and actuarial assumptions. It also excludes items that may be paid during the year, but that are attributable to prior periods. As a result, total compensation as defined by the SEC differs substantially from the compensation actually paid to our NEOs in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually paid to the NEOs for 2021, as reported on their IRS W-2 forms, excluding taxable income related to historical option awards that the NEOs were required to exercise and hold before the expiration of their 10-year term. These amounts are not a substitute for the amounts reported as SEC total compensation.

Name	2021 Compensation(1) ($)

Jeff Arnold	6,690,000

Justin Ferrero	3,555,135

Dawn Whaley	3,478,067

(1)

The amounts in this column include compensation actually paid to each NEO in 2021 in the form of (i) base salary, (ii) the transaction bonuses paid in connection with the consummation of the Business Combination, (iii) payments in the aggregate amount of $350,000, $250,000 and $250,000 for Messrs. Arnold and Ferrero and Ms. Whaley, respectively, representing the Performance Bonuses (as defined herein) earned in 2020 and a portion of the Performance Bonuses earned in 2019 for which payment was deferred during 2020 as a result of the COVID-19 pandemic and (iv) base salary earned in 2020 but paid in 2021 as a result of the COVID-19 pandemic, in each case, as discussed in the Summary Compensation Table above. In addition, Mr. Arnold received additional compensation in 2021 to cover historical business expenses for which Mr. Arnold did not seek reimbursement, as discussed above in Note (6) to the Summary Compensation Table. The amounts in this column exclude the taxable income related to historical options awards that the NEOs were required to exercise and hold before the expiration of their 10-year term. This taxable income was $24,895,494 in the case of Mr. Arnold, $7,843,514 in the case of Mr. Ferrero and $7,843,510 in the case of Ms. Whaley. This taxable income was the positive difference between the exercise price of the historical options and the value of Sharecare’s common stock on the date of exercise and was related to historical options that were granted 10-years before the date of exercise.

Narrative Disclosure to Summary Compensation Table

For 2021, the compensation program for Sharecare’s NEOs consisted of base salary, cash bonus and incentive compensation delivered in the form of stock options.

Base Salary

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with each NEO’s responsibilities, experience and performance in relation to the marketplace. The NEOs are entitled to the following annual base salaries:

Name	2020 Base Salary ($)	% Change	2021 Base Salary prior to Business Combination ($)(1)	% Change	Base Salary following the Business Combination ($)(2)

Jeff Arnold	750,000	13.33%	850,000	(17.64)%	700,000

Justin Ferrero	550,000	18.18%	650,000	(30.77)%	450,000

Dawn Whaley	550,000	18.18%	650,000	(30.77)%	450,000

(1)

Base salary for each NEO was increased effective as of January 1, 2021 pursuant to the terms of the previous employment agreements between each of the NEOs and Legacy Sharecare that had been in place prior to the consummation Business Combination.

(2)

Base salary for each NEO was adjusted in connection with Sharecare’s transition from a private company to a public company upon consummation of the Business Combination. The base salary reductions were effective upon the Closing of the Business Combination. Base salary is subject to annual review and adjustment pursuant to each NEO’s Employment Agreement.

Annual Cash Bonus; Transaction Bonus

Annual cash performance bonuses (“Performance Bonus”) are paid to incentivize the NEOs to achieve annual financial and operating performance milestones, as determined by the Compensation and Human Capital Committee at the beginning of each year. For 2021, each NEO was eligible to receive a Performance Bonus tied to revenue and EBITDA targets previously approved by Legacy Sharecare’s board of directors prior to the consummation of the Business Combination. Commencing in fiscal year 2022, each NEO will be eligible for Performance Bonus with a target opportunity equal to 100% of NEO’s base salary, and with an over-performance maximum payout amount of 200% of base salary.

In addition, Sharecare awarded transaction bonuses to each NEO in connection with consummation of the Business Combination as contemplated by the Merger Agreement. The amount of the transaction bonus for Mr. Arnold was $5,000,000 and for each of Mr. Ferrero and Ms. Whaley was $2,500,000.

2021 Stock Option Award Grants

In connection with execution of the Employment Agreements, the Board, following a recommendation from the Compensation and Human Capital Committee, approved the following grants to the NEOs of options to purchase shares of common stock, under the Incentive Plan:

•	8,148,490 stock options to Mr. Arnold;

•	4,074,245 stock options to Mr. Ferrero; and

•	4,074,245 stock options to Ms. Whaley.

The effective date of each grant was August 13, 2021. The exercise price per share for each stock option is $10.00. Options granted to our NEOs in 2021 as a one-time grant are currently under water and will have value only when our common stock exceeds $10.00 per share for the time-vesting options or certain thresholds between $15.00 and $40.00 per shares for the performance-vesting options (as discussed in more detail below).

In connection with the grant of stock options, Sharecare entered into a stock option grant notice (including an option agreement and related attachments) (the “NEO Option Notice”) with each NEO, which sets forth the terms and conditions of the grants. The stock options are also subject to the terms and conditions of the Incentive Plan.

The terms and conditions of the stock options are the same for all three NEOs. Thirty-five percent of the stock options are subject to time-vesting and will vest and become exercisable as to one third of the shares of common stock underlying the stock option on each of the first three anniversaries of the grant date. Sixty-five percent of the stock options are subject to performance-vesting. The performance-vesting stock options will vest and become exercisable in 11 equal tranches, subject to satisfaction of both a stock price performance hurdle and a service requirement.

Each tranche will satisfy its stock price performance hurdle if: (i) the average of the daily closing prices of a share of common stock reported on the Nasdaq Global Select Market during any 60 consecutive trading day period concluding on or prior to the fifth anniversary of the grant date; and (ii) the daily closing price during any 40 trading days within such 60 trading day period, meets that tranche’s stock price performance hurdle. The stock price performance hurdle for the first tranche is $15.00 (an increase of 50% over $10.00), and each subsequent tranche requires a further increase in the $10.00 base stock price of 25%, with tranche two requiring a stock price of $17.50 and tranche eleven a stock price of $40.00.

Each tranche will satisfy its time-vesting requirements as follows: (i) each of tranche one through three is eligible to vest on the later of the first anniversary of the grant date and the achievement of its stock price performance hurdle; (ii) each of tranche four through seven is eligible to vest on the later of the second anniversary of the grant date and the achievement of its stock price performance hurdle; and (iii) each of tranche eight through eleven is eligible to vest on the later of the third anniversary of the grant date and the achievement of its stock price performance hurdle. In the event a tranche’s stock price performance hurdles is not satisfied prior to the fifth anniversary of the grant date, that tranche will be forfeited.

In the event of a “covered transaction” (as defined in the Incentive Plan), the stock price performance hurdle will be deemed to have been satisfied based on the fair market value of the cash or property per share of common stock that is received in connection with the covered transaction. However, if the stock options are continued, assumed or substituted in connection with covered transaction, they will continue to be subject to the time-vesting requirements. In the event of a covered transaction where the NEO’s stock options are not continued, assumed or substituted, then: (i) the unvested time-vesting options will fully vest and become exercisable immediately prior to the consummation of the covered transaction; and (ii) to the extent the performance-vesting options have met an applicable stock price performance hurdle, including based on the fair market value of the cash or property per share of Sharecare common stock that is received in connection with the covered transaction, such stock options will vest and become immediately exercisable immediately prior to the consummation of the covered transaction, and all other performance-vesting options will immediately be forfeited for no consideration.

Treatment of Options in the Business Combination and Option Modifications

At the Closing, outstanding Legacy Sharecare option awards held by the NEOs were assumed by Sharecare and converted into options to acquire common stock with the same terms and conditions as applied to such option immediately prior to the effective time of the Business Combination. In addition, each NEO also has the right to receive an additional number of contingent stock options (the “contingent options”) to acquire shares of common stock equal to the product of (i) the number of Sharecare options held by such NEO, and (ii) an earnout ratio, which product was rounded down to the nearest whole number of shares. Each contingent option will have the same per share exercise price as each closing Sharecare option, and will be subject to the original option terms. See “Certain Relationships and Related Party Transactions” on page 39.

In addition, the vesting terms of certain options held by the NEOs were also modified to provide for additional vesting triggers related to the consummation of a business combination with a special purpose acquisition company and the achievement of certain trading conditions for our common stock. The modifications of the historical stock options resulted in incremental expense in 2021 under ASC Topic 718. They are not, however, new grants and represent existing options for Mr. Arnold, Mr. Ferrero, and Ms. Whaley that were granted before 2021 and before the Business Combination.

Benefits and Perquisites

Sharecare provides benefits to its NEOs on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan. Sharecare does not maintain any executive-specific benefit or perquisite programs.

Retirement Benefits

Sharecare provides a tax-qualified Section 401(k) plan for all employees, including the NEOs. Sharecare provides a match for participants’ elective contributions to the 401(k) plan with a maximum match of $1,500 per employee. Sharecare does not provide to employees, including its NEOs, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at Fiscal 2021 Year End

The following table provides information about the outstanding equity awards held by Sharecare’s NEOs as of December 31, 2021.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jeff Arnold	2/25/2015	3,096,469	—		—		1.05	2/25/2025
	5/6/2016	35,630	—		—		1.05	5/6/2026
	3/29/2018	5,160,814	—		2,064,288	(1)	1.05	3/29/2028
	4/21/2020	3,183,817	—		—		1.45	4/21/2030
	10/26/2020	17,362,182	—		1,857,852	(1)	1.45	10/26/2030
	8/13/2021	—	2,851,972	(2)	—		10.00	08/13/2031
	8/13/2021	—	—		5,296,518	(3)	10.00	08/13/2031
Justin Ferrero	2/25/2015	1,639,802	—		—		1.05	2/25/2025
	3/29/2018	2,733,042	—		1,093,177	(1)	1.05	3/29/2028
	4/21/2020	1,685,969	—		—		1.45	4/21/2030
	10/26/2020	3,872,169	—		983,796	(1)	1.45	10/26/2030
	8/13/2021	—	1,425,986	(2)	—		10.00	08/13/2031
	8/13/2021	—	—		2,648,259	(3)	10.00	08/13/2031
Dawn Whaley	2/25/2015	1,639,802	—		—		1.05	2/25/2025
	3/29/2018	2,733,042	—		1,093,177	(1)	1.05	3/29/2028
	4/21/2020	1,685,969	—		—		1.45	4/21/2030
	10/26/2020	3,872,169	—		983,796	(1)	1.45	10/26/2030
	8/13/2021	—	1,425,986	(2)	—		10.00	08/13/2031
	8/13/2021	—	—		2,648,259	(3)	10.00	08/13/2031

(1)

The unexercised shares subject to the option become fully vested and exercisable upon the consummation of a Qualified Transaction at a certain Per Share Price (each as defined in each respective award agreement).

(2)	Stock options vest and become exercisable in three equal installments on the first, second and third anniversary of the grant date, subject to the NEO’s continued employment.

(3)

Performance-vesting stock options that vest and become exercisable in 11 equal tranches, subject to satisfaction of both a stock price performance hurdle and a service requirement. See “2021 Stock Option Award Grants” for a more detailed discussion of the vesting triggers for these options.

Employment Agreements

On August 12, 2021, Sharecare entered into employment agreements (each, an “Employment Agreement”), effective as of August 13, 2021 (the “Effective Date”), with each of the NEOs. The Employment Agreements replaced previous employment agreements between the NEOs and Sharecare that had been in place prior to the completion of the Business Combination.

Each Employment Agreement has an initial term commencing on the Effective Date and ending on December 31, 2023 (the “Initial Term”) and will thereafter be automatically extended for successive one-year terms on each anniversary of the Effective Date following the end of the Initial Term, unless Sharecare or the NEO gives prior written notice of nonrenewal. Pursuant to their respective Employment Agreements, Mr. Arnold is entitled to an annual base salary of $700,000 and Mr. Ferrero and Ms. Whaley are each entitled to an annual base salary of $450,000, in each case, subject to annual review and adjustment. Each NEO is also eligible to receive a Performance Bonus based on the achievement of performance milestones, as determined by the Compensation and Human Capital Committee with respect to each year. For fiscal year 2021, each NEO received a Performance Bonus based on the performance targets previously approved by Legacy Sharecare’s board of directors prior to the completion of the Business Combination. Commencing in fiscal year 2022, each NEO will be eligible for Performance Bonus with a target opportunity equal to 100% of Executive’s base salary, and with an over-performance maximum payout amount of 200% of base salary.

Each Employment Agreement also subjects the applicable NEO to certain covenants, including confidentiality obligations and certain non-competition restrictions for a period of 12 months following the NEO’s termination.

Sharecare, Inc. 2021 Omnibus Incentive Plan

In connection with the consummation of the Business Combination, Sharecare’s stockholders approved the Sharecare, Inc. 2021 Omnibus Incentive Plan (which we refer to herein as the “Incentive Plan”). The Incentive Plan is administered by Sharecare’s Compensation and Human Capital Committee, except with respect to matters that are not delegated to the Compensation and Human Capital Committee by the Board (whether pursuant to committee charter or otherwise). Pursuant to the terms of the Incentive Plan, the Compensation and Human Capital Committee has the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The Compensation and Human Capital Committee has the authority to amend, suspend or terminate the Incentive Plan; provided that no such action affects or materially impairs the rights of a participant under an outstanding award without the consent of such participant. Eligible employees, non-employee directors and key non-employees of Sharecare are eligible to participate in the Incentive Plan. The long-term incentive awards under the Incentive Plan may consist of stock options, stock appreciation rights, restricted and unrestricted stock and stock units, restricted stock units, performance awards, dividend equivalents and other awards that are convertible into or otherwise based on our common stock, as the Compensation and Human Capital Committee may determine. See “Equity Compensation Plan Information” for additional information regarding the shares available for future issuance under the Incentive Plan.

Potential Payments Upon Termination or Change of Control

The Employment Agreements and NEO Option Notice for each of Sharecare’s NEOs provide for post-termination benefits in a variety of circumstances. The amount of compensation payable in some cases may vary depending on the nature of the termination, whether as a result of termination with or without cause, termination for good reason and in the event of disability or death of the NEO. The following are general definitions have been summarized and are qualified in their entirety by the full text of the applicable agreements to which Sharecare’s NEOs are parties.

Under each NEO’s Employment Agreement, if the employment is terminated by Sharecare without “cause” (as defined in each Employment Agreement), or the NEO terminates his or her employment for “good reason” (as defined in each Employment Agreement, and which includes Sharecare’s non-renewal of the Employment Agreement), NEO will be entitled to receive the Accrued Amounts (as defined below), the Pro Rata Bonus (as defined below) and severance payments equal to (i) 12 months (the “Severance Period”) of base salary in effect at the time of the NEO’s termination of employment, plus (ii) 100% of the Performance Bonus based on actual performance for the year of termination. However, in the event that the employment is terminated by the Company without cause, or by Executive terminates his or her employment for good reason within 12 months following a “change in control” (as defined in each Employment Agreement), he or she will instead be entitled to receive the Accrued Amounts, the Pro Rata Bonus and change in control severance payments equal to (i) 18 months (the “CIC Severance Period”) of base salary in effect at the time of the NEO’s termination of employment, plus (ii) 150% of the Performance Bonus calculated at the target bonus opportunity level in effect at the time of the NEO’s termination of employment. In connection with any termination by Sharecare without cause, or if the NEO terminates his or her employment for good reason, the NEO will also be entitled to reimbursement of the monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) that is in excess of active employee rates for such coverage during the Severance Period or the CIC Severance Period, as applicable, or until the NEO becomes eligible for health benefits through a subsequent employer, if earlier. The payment of severance and the COBRA benefit is subject to the NEO’s execution of a release of claims in favor of Sharecare and the NEO’s continued compliance with the restrictive covenants contained in the Employment Agreement.

Each Employment Agreement provides that, if the applicable NEO’s employment is terminated due to death or “disability” (as defined in each Employment Agreement), he or she (or his or her estate) will be entitled to receive (i) any accrued and unpaid base salary through the date of termination, (ii) any amounts payable to the NEO for previously completed years in respect of the NEO’s Performance Bonus that have not been paid as of the date of termination, (iii) reimbursement for any reimbursable business expenses, (iv) payment for any accrued but unused vacation time and (v) such other benefits as may be provided under the terms of Sharecare’s benefits plans (collectively, the “Accrued Amounts”). In addition, the NEO (or his or her estate) will be entitled to receive an amount equal to the amount payable to the NEO in respect of the NEO’s Performance Bonus for service in the year in which the NEO’s termination occurs, based on actual performance through to the end of the year of termination, and pro-rated for the portion of such year occurring through the date of the NEO’s termination (the “Pro Rata Bonus”). If the NEO’s employment is terminated by Sharecare for cause, or the NEO terminates his or her employment without good reason, the NEO will only be entitled to receive the Accrued Amounts.

Additionally, all shares of common stock underlying any unvested options granted under the Incentive Plan in accordance with each NEO Option Notice will generally be forfeited upon termination of the NEO’s employment. Vested stock options generally will be exercisable for 90 days following termination of employment, one year following a termination of employment due to death or disability, or 45 days following a voluntary termination of employment without good reason. However, if an NEO’s options are continued, assumed or substituted in connection with a covered transaction, on a termination of employment by Sharecare without cause, or if the NEO terminates his or her employment for good reason, in each case within the 24 months following the covered transaction, then the NEO’s unvested time-vesting stock options and any remaining tranche of performance-vesting options will vest and become exercisable upon the NEO’s termination of employment.

Each of Sharecare’s NEOs also received stock options pursuant to the Sharecare, Inc. 2010 Equity Incentive Plan and the Sharecare, Inc. 2020 Equity Incentive Plan (collectively, the “Plans”) prior to the consummation of the Business Combination, which were assumed by Sharecare and converted into a stock option to acquire common stock administered under the Incentive Plan but with the same terms and conditions as applied to the stock options immediately prior to the Business Combination (subject adjustment of the shares underlying such option and per share exercise price in accordance with the Merger Agreement). The individual award agreements for stock options previously awarded under the Plans contained provisions for accelerated vesting of certain of the awards upon termination without Cause, resignation for Good Reason and Change in Control (in each case as defined in the applicable Employment Agreement). In each case where accelerated vesting is triggered, such stock options become 100% vested. In the case of performance based stock options, such options continue to be eligible for vesting in accordance with their respective vesting schedule (despite such without cause termination or good reason resignation).

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1) (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	118,803,402	$2.82	30,237,538

Equity compensation plans not approved by security holders	—	—	—

Total	118,803,402	$2.82	30,237,538

(1)

Column (a) includes shares issuable pursuant to outstanding restricted stock units under the Incentive Plan. Restricted stock unit awards are not reflected in the exercise price in column (b) as these awards do not have an exercise price.

DIRECTOR COMPENSATION

Former Director Compensation

Legacy Sharecare’s historic policy was to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Neither the directors of Legacy Sharecare, nor the directors of FCAC prior to the Business Combination, received any cash compensation.

Director Compensation Table

The following table provides information concerning the compensation of each non-employee director who served on the Board in 2021 following the consummation of the Business Combination. Our Founder, Chairman and CEO, Mr. Arnold, does not receive additional compensation for his services as a director (his compensation as an executive is discussed above and detailed in the Summary Compensation Table).

Name (1)	Fees earned or paid in cash ($)	Stock Awards($) (2) (3)	Total ($)

Jeff Allred	35,000	136,040	171,040

John H. Chadwick	50,000	136,040	186,040

Sandro Galea	31,250	136,040	167,290

Kenneth R. Goulet	40,000	136,040	176,040

Veronica Mallet	25,000	136,040	161,040

Alan G. Mnuchin	30,000	136,040	166,040

Rajeev Ronanki	—	—	—

Jeffrey Sagansky	27,500	136,040	163,540

(1)

Mr. Ronanki is employed by one of Sharecare’s key strategic partners and has declined any cash or equity compensation for his service as a director pursuant to his employer’s policy. Mr. Arnold is an employee of the Company, and therefore does not receive any compensation for his service on the Board.

(2)

The amounts represent the aggregate grant-date fair value of restricted stock units granted to each director, computed in accordance with FASB’s ASC Topic 718. See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included in the 2021 Annual Report, for a discussion of the assumptions made by Sharecare in determining the grant-date fair value of Sharecare’s equity awards. Each restricted stock unit was awarded to the applicable director in September 2021 and is scheduled to vest on the first anniversary date of the consummation of the Business Combination, subject to continued service through the vesting date.

(3)

As of December 31, 2021, each non-employee director (other than Mr. Ronanki) held 19,000 restricted stock units under the Incentive Plan. In addition, Mr. Goulet and Dr. Galea held 712,585 and 61,570 options to purchase common stock, respectively, that represent Legacy Sharecare option awards assumed by Sharecare at closing of the Business Combination.

Director Compensation Program

In connection with the Business Combination, the Compensation and Human Capital Committee adopted a new board of directors compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Sharecare stock to further align their interests with those of Sharecare’s stockholders. The new program provides the following compensation for non-employee directors following the Business Combination:

•	An annual cash retainer of $50,000;

•

An annual cash retainer of $22,500 for the chair of the Audit Committee, $20,000 for the chair of the Compensation and Human Capital Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee;

•

An annual cash retainer of $10,000 for other members of the Audit Committee, $7,500 for other members of the Compensation and Human Capital Committee and $5,000 for other members of the Nominating and Corporate Governance Committee;

•	An additional annual cash retainer of $30,000 for serving as Lead Director, and

•

A one-time initial equity award made in connection with the Closing of the Business Combination that was granted in September 2021 and, thereafter, an annual equity award with a target grant date fair value of $190,000 with newly elected directors being eligible for a pro-rated award.

Each equity award described above will vest in full on the earlier of the first anniversary of the grant date (or the first anniversary of the Closing of the Business Combination in the case of the initial equity award) or the next annual meeting of stockholders, subject to continued service, or in such other circumstances as set forth in the applicable award agreement.

Sharecare’s Founder, Chairman and Chief Executive Officer, Mr. Arnold, does not receive any additional compensation for his service as a director (his compensation as an executive is discussed above and detailed in the Summary Compensation Table). Additionally, one of Sharecare’s non-employee directors, Mr. Ronanki, who is employed by one of Sharecare’s key strategic partners, has declined any cash or equity compensation for his service pursuant to his employer’s policy.

GENERAL INFORMATION

STOCK OWNERSHIP

The following table sets forth information known to Sharecare regarding the beneficial ownership of our common stock as of March 28, 2022 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors, including our director nominees;

•	each of our NEOs; and

•	all of our directors and current executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock before this offering is based on 348,998,447 shares of common stock issued and outstanding as March 28, 2022.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding	Percentage of Voting Power**

Directors and NEOs:

Alan Mnuchin(1)	5,710,836	1.6%	2.0%

Jeffrey Sagansky(2)	791,467	*	*

Jeff Arnold(3)(4)	37,307,433	10.7%	10.5%

John Chadwick(5)	36,893,128	10.6%	10.4%

Ken Goulet(3)(6)	956,699	*	*

Rajeev Ronanki(3)	—	—	—

Dr. Sandro Galea(3)(7)	61,570	*	*

Jeff Allred(3)(8)	406,165	*	*

Dr. Veronica Mallett(3)	—	—	—

Justin Ferrero(3)(9)	10,719,290	3.1%	3.0%

Dawn Whaley(3)(10)	11,812,237	3.4%	3.3%

All directors and executive officers as a group (14 persons) (11)	106,149,531	30.4%	30.1%

5% Beneficial Owners

Entities Affiliated with Claritas Capital(5)	36,893,128	10.6%	10.4%

*	Represents less than 1%.

**

Percentage of total voting power represents voting power with respect to all shares of common stock and Series A Preferred Stock (on an as-converted basis), as a single class. The Series A Preferred Stock represent less than 5% of the total voting power of Sharecare. See “Series A Preferred Stock” below for additional information. In addition, pursuant to the Earnout Escrow Agreement (as defined herein), entered into in connection with the Business Combination, an aggregate 2,213,000 shares (the “Earnout Shares”) are currently held in escrow subject to forfeiture in certain earn-out conditions are not satisfied. For so long as the Earnout Shares are held in escrow, the Earnout Escrow Agent (as defined in the Earnout Escrow Agreement) shall vote the Earnout Shares solely as directed in writing by Sponsor (in the case of the Sponsor Earnout Shares (1,713,000 shares)) and the Stockholder Representative (in the case of the Stockholder Earnout Shares (1,500,000 shares)). See “Certain Relationships and Related Party Transactions – Related Party Transactions – Earnout Escrow Agreement” on page 39.

(1)

Consists of (i) 1,067,773 shares of common stock issuable upon exercise of private placement warrants held by MMT Capital Holdings LLC (“MMT”) and (ii) 4,643,103 shares of common stock held by Falcon Equity Investors LLC. Mr. Mnuchin has voting and investment discretion with respect to the securities held of record by MMT. Eagle Falcon JV Co LLC, which is controlled by Mr. Mnuchin, is the managing member of Falcon Equity Investors LLC and has voting and investment discretion with respect to the common stock held of record by Falcon Equity Investors LLC. Eagle Falcon JV Co LLC and Mr. Mnuchin each disclaims any beneficial ownership of the securities held by Falcon Equity Investors LLC other than to the extent of any pecuniary interest each may have therein, directly or indirectly. The business address for these securityholders is 3 Columbus Circle, 24th Floor, New York, NY 10019. In addition, pursuant to the Earnout Escrow Agreement (as defined below), entered into in connection with the Business Combination, an aggregate 2,213,000 shares (the “Earnout Shares”) are currently held in escrow subject to forfeiture in certain earn-out conditions are not satisfied. For so long as the Earnout Shares are held in escrow, the Earnout Escrow Agent (as defined in the Earnout Escrow Agreement) shall vote the Earnout Shares solely as directed in writing by Sponsor (in the case of the Sponsor Earnout Shares (1,713,000 shares)) and the Stockholder Representative (in the case of the Stockholder Earnout Shares (1,500,000 shares)). See “Certain Relationships and Related Party Transactions—Related Party Transactions—Earnout Escrow Agreement” on page 39.

(2)	Consists of shares of common stock issuable upon exercise of private placement warrants. Mr. Sagansky’s business address is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(3)	The business address of each of these stockholders is 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305.

(4)

Consists of (i) 8,468,521 shares of common stock and (ii) 28,838,912 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are Jeff Arnold, Arnold Media Group, LLC and JT Arnold Enterprises, II LLLP. Mr. Arnold is the beneficial owner and has sole voting and investment power over the referenced securities.

(5)

Consists of 36,857,499 shares of common stock and 35,629 options to purchase shares of common stock that are currently exercisable or are exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are the following funds and a managed account under management by entities controlled by John Chadwick, founder and partner of Claritas Capital, LLC: Claritas Dozoretz Partners, LLC, Claritas Capital Fund IV, LP, Claritas Irby, LLC, Claritas Opportunity Fund 2013, LP, Claritas Opportunity Fund II, LP, Claritas Sharecare CN Partners, LLC. Claritas Opportunity Fund IV, L.P., Claritas Cornerstone Fund, LP, Claritas Sharecare 2018 Notes, LLC, Claritas Sharecare Notes, LLC, Claritas Sharecare 2019 Notes LLC, Claritas Opportunity Fund V, L.P., Claritas SC Bactes Partners, LLC, Claritas SC Partners, LLC, Claritas Sharecare F3 LLC, Claritas Sharecare-CS Partners, LLC, Claritas Frist Partners, LLC, Claritas Sharp Partners, LLC, Claritas Sharecare Partners LLC, Claritas Irby Partners II, LLC and Claritas Capital Management Services, Inc (collectively, including the managed account, the “Claritas Entities”). On behalf of the Claritas Entities, Mr. Chadwick has voting and investment power over the shares held by the Claritas Entities through his control of the entities that manage the Claritas Entities, which are: Claritas Capital, LLC, Claritas Capital SLP-V, GP, CC Partners IV, LLC, CC SLP V, GP, Claritas Capital EGF-V Partners, LLC, Claritas Capital EGF-IV Partners, LLC, Claritas Opportunity Fund Partners II, LLC, CC Partners IV, LLC, CC SLP IV, GP, CC SLP V, GP, Claritas SCB SLP, GP, CC Partners V, LLC, Claritas SC-SLP GP and Claritas Capital EGF-IV Partners, LLC (he controls Claritas Capital Management Services, Inc. as a director and as its president rather than through a managing entity). Mr. Chadwick expressly disclaims beneficial ownership of all securities held by the Claritas Entities other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal address for Claritas Capital is 30 Burton Hills Boulevard, Suite 100, Nashville, TN 37215.

(6)	Consists of (i) 244,114 shares of common stock and (ii) 712,585 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022.

(7)	Consists of options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022.

(8)	The registered holder of the referenced securities is the Jeffrey A. Allred IRA. Mr. Allred is the beneficial owner and has sole voting and investment power over the referenced securities.

(9)

Consists of (i) 1,881,556 shares of common stock and (ii) 8,837,734 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are Justin Ferrero, Arnold Media Group, LLC and JL Ferrero Enterprise LLLP. Mr. Ferrero is the beneficial owner and has sole voting and investment power over the referenced securities.

(10)

Consists of (i) 1,881,345 shares of common stock and (ii) 9,930,982 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022. The registered holders of the referenced securities are Dawn Whaley, Arnold Media Group, LLC and Queen B Family Management Company, LLLP. Mrs. Whaley is the beneficial owner and has sole voting and investment power over the referenced securities.

(11)

Consists of an aggregate (i) 54,436,255 shares of common stock, (ii) 1,870,700 shares of common stock issuable upon exercise of private placement warrants and (iii) 49,842,576 options to purchase common stock currently exercisable or exercisable within 60 days of March 28, 2022. Percentage voting power includes the Stockholder Earnout Shares.

Series A Convertible Preferred Stock

At the closing of the Business Combination, the Company issued 5,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) upon conversion of Legacy Sharecare’s Series D redeemable convertible preferred stock (the “Series D Preferred Stock”) pursuant to terms of the Merger Agreement. All of the Series A Preferred Stock is held of record by Blue Cross of California, an affiliate of Anthem. As of April 18, 2022, the Series A Preferred Stock is convertible into 5,000,000 shares of common stock, which represents approximately 1.3% of the voting power of Sharecare. The holder of the Series A Preferred Stock is entitled to vote together with the holders of the common stock as a single class on each matter submitted for a vote or consent by the holders of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Earnout Escrow Agreement

In connection with the consummation of the Business Combination, at Closing, Sharecare, the Stockholder Representative, the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent, entered into the Earnout Escrow Agreement pursuant to which the Sponsor delivered 1,713,000 shares of common stock, formerly FCAC Class B common stock (the “Sponsor Earnout Shares”) held by Falcon Equity Investors LLC (the “Sponsor”), into escrow and Sharecare delivered 1,500,000 newly issued shares of common stock (the “Company Earnout Shares”) (including 448,355 shares underlying the contingent options) into escrow, in each case, that are subject to forfeiture if certain earn-out conditions described more fully in the earnout escrow agreement dated July 1, 2021 (the “Earnout Escrow Agreement”) are not satisfied. If the earnout conditions are fully satisfied, the Sponsor Earnout Shares and the Company Earnout Shares will be released to the Sponsor and the Legacy Sharecare stockholders who received shares of common stock or contingent options as a result of the Business Combination, respectively.

The Earnout Shares will be released and delivered such that:

•

one-half of such shares will be released if the volume-weighted average price of shares of the common stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days or Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $12.50 per share; and

•

one-half of such shares will be released if the volume-weighted average price of shares of common stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days or Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $15.00 per share, in each case on or prior to the fifth anniversary of the closing date of the Business Combination (the “Closing Date”). If such conditions have not been satisfied following the fifth anniversary of the Closing Date, any earnout shares remaining in the earnout escrow account shall be automatically released to Sharecare for cancellation and neither the members of the stockholder earnout group nor the Sponsor shall have any right to receive such earnout shares or any benefit therefrom.

Registration Rights Agreement

In connection with the consummation of the Business Combination, FCAC, Sharecare, the Sponsor, certain FCAC stockholders and certain Legacy Sharecare stockholders entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement became effective immediately upon the Closing of the Business Combination.

Pursuant to the Registration Rights Agreement, Sharecare will be required to register for resale securities held by the stockholders party thereto. Sharecare will have no obligation to facilitate more than (i) three demands, made by the Sponsor, or its affiliates, that Sharecare register such stockholders’ securities and (iii) three demands, made by the Sharecare stockholders that Sharecare register such stockholders’ securities, in each case, after the expiration of applicable lock-up periods with respect to such securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by Sharecare. Sharecare will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by Sharecare of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Sharecare, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Other Sharecare Related Party Transactions

During November 2016, we approved a strategic alliance with Five Star. Mr. Arnold, our Chairman and Chief Executive Officer, Ms. Whaley, our President and Chief Marketing Officer, Mr. Ferrero, our President and Chief Financial Officer, and Mr. Chadwick, a member of our Board, are also stockholders and members of the board of directors of Five Star. Pursuant to Sharecare’s strategic alliance with Five Star, Sharecare and Five Star developed a customer service training application which used our voice technology software and have recently collaborated in connection with Sharecare’s Health Security product. Five Star made payments in the aggregate amount of approximately $180,000, $237,000 and $161,500 during the years ended December 31, 2021, 2020 and 2019, respectively, with respect to leasing of certain office space from us. In addition, Sharecare accounts receivable from Five Star as of December 31, 2021 was approximately $308,000.

The Company’s largest customer was an investor in $20.0 million of Legacy Sharecare’s Series B-3 Convertible Notes, had a designated board representative on the Legacy Sharecare board of directors prior to the Business Combination. The Company recorded revenues from the customer of $48.0 million, $54.0 million and $56.2 million during the years ended December 31, 2021, 2020 and 2019, respectively. In addition, accounts receivable from the customer were $11.5 million and $9.5 million as of December 31, 2021 and 2020, respectively.

The Series D Preferred Stock, which converted into Series A Preferred Stock upon consummation of the Business Combination, is held by a key strategic partner that employs Mr. Ronanki, a member of our Board. As of December 31, 2021, $5.0 million in receivables were outstanding from this related party. Additionally, as of December 31, 2021 and 2020, long-term assets included $5.5 million and $0 of a non-cash payment for up front research and development costs related to the issuance of the Series D Preferred Stock and a related commitment of $2.5 million per year through 2025 related to research and development activities. Revenues recognized from the customer for each of the years ended December 31, 2021, 2020 and 2019 totaled, $17.3 million, $3.9 million and $9.2 million, respectively.

Entities affiliated with Claritas Capital, which collectively beneficially own more than 5% of our total number of outstanding voting securities, was an investor in Legacy Sharecare’s Series B Convertible Notes, Series B-3 Convertible Notes and Series B-4 Convertible Notes (collectively, the “Claritas Held Convertible Notes”). The aggregate principal amount of the Clartias Held Convertible Notes as of December 31, 2021, 2020 and 2019 totaled $0, $38.7 million and $34.9 million, respectively. In addition, Claritas received cash interest payments of approximately $1.9 million, $1.4 million and $3.2 million during the years ended December 31, 2021, 2020 and 2019. At closing of the Business Combination, the principal amount of outstanding Claritas Held Convertible Notes totaled $38.7 million, the full amount of which converted into shares of common stock. Mr. Chadwick, a member of the Legacy Sharecare board of directors prior to the Business Combination and a current member of our Board, founded and is a partner of Claritas Capital.

In October 2019, Legacy Sharecare and an entity controlled by Mr. Allred, a member of our Board, as lender, entered into a loan agreement in the aggregate principal amount of $400,000. The loan agreement provided for PIK interest of 10% per annum from inception through February 2020, and 12.5% per annum thereafter until maturity. The full outstanding amount of $489,480 under the loan was repaid by Legacy Sharecare at closing of the Business Combination.

Pre-Business Combination Related Person Transactions of FCAC

On June 5, 2020, the Sponsor purchased an aggregate of 8,625,000 shares of FCAC Class B common stock in exchange for a capital contribution of $25,000, or approximately $0.003 per share. On August 26, 2020, the Sponsor transferred 20,000 shares of FCAC Class B common stock to each of Edgar Bronfman Jr., Karen Finerman and Michael Ronen, three of our directors, resulting in the Sponsor holding 8,565,000 shares of FCAC Class B common stock.

The Sponsor purchased an aggregate of 5,933,334 private placement warrants in connection with FCAC’s IPO, at a price of $1.50 per warrant, or $8.9 million in the aggregate. Each private placement warrant entitles the holder to purchase one share of common stock at $11.50 per share. FCAC sub-leased its executive offices at 660 Madison Avenue, 12th Floor, New York, NY 10065 from Ariliam Group LLC, an affiliate of the Sponsor, pursuant to an administrative services agreement. Commencing upon consummation of its IPO, FCAC reimbursed Ariliam Group LLC for office space, secretarial and administrative services provided to members of our management team in an amount not to exceed $15,000 per month. Upon completion of the Business Combination, we ceased paying these monthly fees.

FCAC’s officers and directors were entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on FCAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. FCAC’s audit committee reviewed on a quarterly basis all payments that were made to our Sponsor, FCAC’s officers, directors or its or their affiliates.

In connection with the Business Combination, FCAC’s Sponsor entered into the Registration Rights Agreement (which amended and restated the existing registration rights agreement (as described above)), and the Sponsor entered into a Sponsor Agreement and an Acquiror Support Agreement.

Related Party Transaction Policy

Upon consummation of the Business Combination, the Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of the Board;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of voting stock of Sharecare; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review Related Person Transactions.

Under the Related Person Transaction policy, the Related Person in question or, in the case of transactions with a beneficial holder of more than 5% of Sharecare’s outstanding voting securities, an officer with knowledge of a proposed transaction, is required to present information regarding the proposed Related Person Transaction to the Audit Committee (or to another independent body of the Board) for review. To identify Related Person Transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering Related Person Transactions, the audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the Related Person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of Sharecare;

•	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of our company. All Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal 2021, except that, one form 4 was filed late on January 4, 2022, for each of Messrs. Arnold, Ferrero, and Daniel and Ms. Whaley as a result of an administrative error.

2021 ANNUAL REPORT TO STOCKHOLDERS

Our 2021 Annual Report and Proxy Statement are posted on our website at investors.sharecare.com. If any person who was a beneficial owner of the common stock or Series A Preferred Stock of the Company on April 18, 2022 desires a copy of the 2021 Annual Report, including the exhibits thereto, the Company will provide such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of April 18, 2022 and should be directed to Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, GA 30305, Attention: Secretary. The Company’s 2021 Annual Report, including the exhibits thereto, is also available through the SEC’s website at www.sec.gov.

OTHER BUSINESS

The Board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. If any other matters are properly introduced at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may present proposals for action or submit nominations for election of directors at a future annual meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable. In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our 2023 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices no later than December 27, 2022 and must comply with the provisions of SEC Rule 14a-8 and our Bylaws. Stockholders wishing to bring a proposal or nominate a director at the 2023 Annual Meeting of Stockholders but not include it in our proxy materials must provide written notice of such proposal to our Secretary at our principal executive offices between February 10, 2023 and March 12, 2023 and comply with the other applicable provisions of our Bylaws. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2023.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

WHAT ARE THE PROXY MATERIALS AND WHY AM I RECEIVING THEM?

The accompanying proxy is delivered and solicited on behalf of the Board, in connection with our Annual Meeting to be held virtually on Friday, June 10, 2022, at 10:00 a.m., Eastern Time. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to provide you with information relevant to the voting of your shares at the Annual Meeting. The proxy materials include this Proxy Statement and our 2021 Annual Report to Stockholders and have been made available to you by either mail or Notice.

All stockholders and beneficial owners may access the proxy materials at www.proxydocs.com/SHCR. In addition, this Proxy Statement and our 2021 Annual Report to Stockholders are available on our investor relations website located at investors.sharecare.com. If you would like to receive a paper copy of our proxy materials at no charge, please write to Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, GA, 30305, Attention: Secretary.

WHAT IS “HOUSEHOLDING” OF THE ANNUAL MEETING MATERIALS?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may “household” proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold shares registered directly in your name. You can notify the Company by sending a written request to the Secretary at the Company’s address set forth in the 2022 Notice of Annual Meeting or by calling us at (404) 671-4000.

WHAT IS NOTICE AND ACCESS AND WHY DO WE ELECT TO USE IT?

As permitted by the SEC, Notice and Access provides companies with the ability to make proxy materials available to stockholders electronically over the Internet. We have elected to provide our stockholders with the Notice instead of mailing a full set of paper proxy materials in the mail. The Notice is a document that provides instructions regarding how to:

① View our proxy materials on the Internet

② View your shares

③ Request paper copies of these materials, including the proxy card or voting instruction card

On or about April 26, 2022, we began mailing the Notice to beneficial owners and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders who received the Notice may choose to access our proxy materials on the website referenced in the Notice or may request a paper set of our proxy materials. You may also choose to receive future proxy materials by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the proxy materials.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Board has fixed the close of business on April 18, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, 349,150,505 shares of our common stock and 5,000,000 shares of our Series A Preferred Stock were outstanding and entitled to vote at the Annual Meeting. The holders of our Series A Preferred Stock have the right to vote together as a single class with the holders of our common stock on each matter submitted for a vote or consent by the holders of the common stock, and the Series A Preferred Stock of each holder will entitle each such holder to be treated as if such holder were the holder of record, as of the record date for this Annual Meeting, of a number of shares of common stock equal to the number of shares of common stock that would be issuable upon conversion of such Series A Preferred Stock (assuming such Series A Preferred Stock were converted with a conversion date occurring on such record date). Aside from our common stock and Series A Preferred Stock, we have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals named as proxies on the proxy card in one of the manners listed on the proxy card or to vote at the Annual Meeting.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to and including the date of the Annual Meeting, at our corporate headquarters located at 255 East Paces Ferry Road NE, Suite 700, Atlanta, GA, 30305.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares using the methods prescribed by your broker, bank or other nominee on the voting instruction card you received with the proxy materials. Like stockholders of record, beneficial owners are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy from it, as the stockholder of record.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1:	Elect the three Class I nominees named in this Proxy Statement as Class I directors for a term expiring at the 2025 Annual Meeting of Stockholders.
Proposal 2:	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Other Proposals:	Conduct such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

HOW DOES THE BOARD RECOMMEND I VOTE ON THESE PROPOSALS?

Proposal 1:	“FOR” each of the three Class I nominees named in this Proxy Statement as Class I directors for a term expiring at the 2025 Annual Meeting of Stockholders.
Proposal 2:	“FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
Other Proposals:	At the discretion of Justin Ferrero, Carrie Ratliff and Colin Daniel, the persons designated as proxies for the Annual Meeting, either “FOR”, “AGAINST” or “ABSTAIN” with regard to any other business that may properly come before the Annual Meeting.

As of the date hereof, the Board is not aware of any other business to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, Justin Ferrero, Carrie Ratliff, and Colin Daniel, the persons designated as proxies for the Annual Meeting, will vote the shares represented at the Annual Meeting in accordance with their judgment on those matters.

HOW MANY SHARES ARE NEEDED TO HOLD THE ANNUAL MEETING?

A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is present.

WHAT VOTES ARE REQUIRED TO APPROVE EACH OF THE PROPOSALS?

Proposal(1)	Stockholder Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes(2)

Election of Class I Directors	Plurality	No effect	No effect

Ratification of the selection of Ernst & Young LLP as our independent public accounting firm	Majority of votes cast	No effect	There will be no broker non-votes

(1)

With regard to Proposal 1, stockholders may vote their shares “FOR” any or all of the nominees for director or may “WITHHOLD” their vote with respect to any or all of the nominees. With regard to Proposals 2, stockholders may vote “FOR” or “AGAINST” the proposal or may “ABSTAIN” from voting with regard to each proposal. A plurality vote is required for the election of directors, which means that the nominees receiving the highest number of “FOR” votes will be elected. “WITHHOLD” votes will have no effect on the election of the nominees in Proposal 1 because they are not considered votes cast for the foregoing purpose.

(2)

A “broker non-vote” occurs when a broker holding shares for a street name holder submits a valid proxy but does not vote on a particular proposal because the broker has not received voting instructions from the stockholder for whom it is holding shares and does not have discretionary authority to vote on the matter. Broker non-votes will have no effect on Proposal 1 because broker non-votes are not considered a vote cast for purposes of determining a plurality. Brokers will have discretionary authority to vote on Proposal 2, the ratification of the appointment of the independent registered public accounting firm, so there will be no broker non-votes.

HOW DO I VOTE?

You may hold company shares in multiple accounts and therefore receive more than one set of the proxy materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the proxy materials.

Shares Held of Record.    If you hold your shares in your own name as a holder of record with our transfer agent, Continental Stock Transfer & Trust Company, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice or a printed copy of the proxy materials, follow the instructions in the Notice or on the proxy card.

By Telephone	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.

By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person (Virtual)	You may also vote in person virtually by attending the meeting through www.proxydocs.com/SHCR. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting in advance and provide the control number located on your Notice or proxy card. See “How can I attend the Annual Meeting” below for further information.

Shares Held in Street Name.    If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

WILL AN IN PERSON ANNUAL MEETING BE HELD?

We have determined that the Annual Meeting held in a virtual-only meeting format, via live webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board and management.

WHAT ARE THE BENEFITS OF A VIRTUAL ANNUAL MEETING?

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees, particularly in light of the ongoing COVID-19 pandemic.

Stockholders of record and beneficial owners as of the close of business on the record date, April 18, 2022, will have the ability to submit questions and vote electronically at the Annual Meeting via the virtual-only meeting platform.

HOW CAN I ATTEND THE ANNUAL MEETING?

Only stockholders of record and beneficial owners of shares of our common stock and Series A Preferred Stock as of the close of business on the record date, April 18, 2022, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/SHCR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, June 10, 2022, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

CAN I ASK QUESTIONS AT THE ANNUAL MEETING?

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

WHAT HAPPENS IF THE ANNUAL MEETING IS POSTPONED OR ADJOURNED?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.

HOW WILL MY PROXY BE VOTED?

Proxies are being solicited on behalf of the Board for use at the Annual Meeting. All valid proxies that are not revoked will be voted as specified by the stockholder authorizing the proxy. In the absence of instructions, the shares of the common stock and Series A Preferred Stock represented by valid proxies will be voted “FOR” the election of the persons named in this Proxy Statement as nominees for director of the Company and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

HOW DO I CHANGE OR REVOKE MY PROXY?

If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How to Vote,” or by attending the Annual Meeting and voting in person virtually. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting virtually.

WHO WILL COUNT AND CERTIFY THE VOTES?

Representatives of Mediant and our Secretary will count the votes and certify the election results.

WHEN AND WHERE WILL I BE ABLE TO FIND THE VOTING RESULTS?

You can find the official results of voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment as soon as they become available.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

The accompanying proxy is solicited by the Board. All costs of the solicitation of proxies will be borne by us, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. To reduce costs, we primarily solicit proxies via Notice and Access. We are also soliciting proxies by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

Friday, June 10, 2022

10:00 a.m., Eastern Time

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/SHCR • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-520-2722 • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/SHCR Sharecare, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 18, 2022 TIME: Friday, June 10, 2022 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SHCR for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Carrie Ratliff, Justin Ferrero and Colin Daniel (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sharecare, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares through the Company’s 2021 Omnibus Incentive Plan (the “Plan”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in the Plan for which voting instructions are not received by June 7th at 5:00 PM ET, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Sharecare, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Dr. Sandro Galea ☐ ☐ FOR 1.02 Dr. Veronica Mallett ☐ ☐ FOR 1.03 Jeffrey Sagansky ☐ ☐ FOR FOR AGAINST ABSTAIN 2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. ☐ ☐ ☐ FOR NOTE: Consider such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/SHCR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date